                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                            Dated as of July 16, 2003

                          TEXAS ROADHOUSE HOLDINGS LLC

                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and

                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                              as Co-Lead Arranger,

                                       and

                         NATIONAL CITY BANK OF KENTUCKY,
                  as Co-Lead Arranger and as Syndication Agent,

                                       and

                                    BANK ONE,
                           as Co-Documentation Agent,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agent.

================================================================================

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                                TABLE OF CONTENTS


Section                                                                     Page
-------                                                                     ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS                                    1

     1.01     Defined Terms.                                                   1
     1.02     Other Interpretive Provisions.                                  25
     1.03     Accounting Terms.                                               25
     1.04     UCC Terms.                                                      26
     1.05     Rounding.                                                       26
     1.06     References to Agreements and Laws.                              26
     1.07     Times of Day.                                                   26
     1.08     Letter of Credit Amounts.                                       26

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS                             26

     2.01     Construction Loans.                                             26
     2.02     Working Capital Loans.                                          28
     2.03     Term Loan.                                                      29
     2.04     Conversions and Continuations of Construction Loans, Working
                Capital Loans and Term Loan.                                  30
     2.06     Swing Line Loans.                                               38
     2.07     Prepayments.                                                    41
     2.08     Termination or Reduction of Construction Loan Commitments or
                Working Capital Commitments.                                  45
     2.09     Repayment of Loans.                                             46
     2.10     Reallocation of Construction Loan Commitment and Working
                Capital Commitment.                                           46

ARTICLE III. GENERAL LOAN PROVISIONS                                          47

     3.01     Interest.                                                       47
     3.02     Fees.                                                           47
     3.03     Computation of Interest and Fees.                               48
     3.04     Evidence of Debt.                                               48
     3.05     Payments Generally.                                             49
     3.06     Sharing of Payments.                                            50
     3.07     Security.                                                       51

ARTICLE IV. TAXES, YIELD PROTECTION AND ILLEGALITY                            51

     4.01     Taxes.                                                          51
     4.02     Illegality.                                                     52
     4.03     Inability to Determine Rates.                                   53
     4.04     Increased Cost and Reduced Return; Capital Adequacy.            53

                                        i
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
     4.05     Funding Losses.                                                 53
     4.06     Matters Applicable to all Requests for Compensation             54
     4.07     Survival.                                                       54

ARTICLE V. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS                          54

     5.01     Conditions of Initial Credit Extension.                         54
     5.02     Additional Conditions for each Construction Loan                59
     5.03     Conditions to all Credit Extensions.                            60

ARTICLE VI. REPRESENTATIONS AND WARRANTIES                                    61

     6.01     Existence, Qualification and Power; Compliance with Laws.       61
     6.02     Authorization; No Contravention.                                61
     6.03     Governmental Authorization; Other Consents.                     61
     6.04     Binding Effect.                                                 62
     6.05     Financial Statements; No Material Adverse Effect.               62
     6.06     Litigation.                                                     62
     6.07     No Default.                                                     63
     6.08     Ownership of Property; Liens.                                   63
     6.09     Environmental Compliance.                                       63
     6.10     Insurance.                                                      64
     6.11     Taxes.                                                          64
     6.12     ERISA Compliance.                                               65
     6.13     Subsidiaries.                                                   65
     6.14     Margin Regulations; Investment Company Act; Public Utility
                Holding Company Act.                                          66
     6.15     Material Contracts                                              66
     6.16     Disclosure.                                                     66
     6.17     Compliance with Laws.                                           66
     6.18     Intellectual Property; Licenses, Etc                            67
     6.19     Employee Relations.                                             67
     6.20     Burdensome Provisions                                           67
     6.21     Tax Shelter Regulations                                         67
     6.22     Survival of Representations and Warranties, Etc                 68

ARTICLE VII. AFFIRMATIVE COVENANTS                                            68

     7.01     Financial Statements                                            68
     7.02     Certificates; Other Information                                 69
     7.03     Notices                                                         70
     7.04     Payment of Obligations                                          71
     7.05     Preservation of Existence, Etc                                  71
     7.06     Maintenance of Properties                                       71
     7.07     Maintenance of Insurance                                        71
     7.08     Compliance with Laws                                            72
     7.09     Environmental Laws                                              72

                                       ii
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
     7.10     Compliance with ERISA                                           72
     7.11     Compliance With Agreements                                      72
     7.12     Books and Records                                               73
     7.13     Inspection Rights                                               73
     7.14     Use of Proceeds                                                 73
     7.15     Additional Subsidiaries                                         73
     7.16     Required Joint Venture Distributions                            74
     7.17     Further Assurances                                              74

ARTICLE VIII. NEGATIVE COVENANTS                                              74

     8.01     Liens                                                           74
     8.02     Investments                                                     75
     8.03     Indebtedness                                                    77
     8.04     Fundamental Changes                                             78
     8.05     Dispositions                                                    79
     8.06     Restricted Payments                                             79
     8.07     Limitations on Exchange and Issuance of Capital Stock           80
     8.08     Change in Nature of Business                                    80
     8.09     Accounting Changes; Organizational Documents                    80
     8.10     Transactions with Affiliates                                    81
     8.11     Burdensome Agreements                                           81
     8.12     Use of Proceeds                                                 81
     8.13     Impairment of Security Interests                                81
     8.14     Restrictions on Conduct of IP Holdco                            81
     8.15     Financial Covenants                                             81
     8.16     Capital Expenditures                                            82
     8.17     Restaurant Expenditure Limitations                              83
     8.18     Consolidated New Unit Pre-Opening Costs Limitations             83

ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES                                    83

     9.01     Events of Default                                               83
     9.02     Remedies Upon Event of Default                                  85
     9.03     Application of Funds                                            86

ARTICLE X. ADMINISTRATIVE AGENT                                               86

     10.01    Appointment and Authorization of Administrative Agent           86
     10.02    Delegation of Duties                                            87
     10.03    Liability of Administrative Agent                               87
     10.04    Reliance by Administrative Agent                                88
     10.05    Notice of Default                                               88
     10.06    Credit Decision; Disclosure of Information by Administrative
                Agent                                                         88
     10.07    Indemnification of Administrative Agent                         89
     10.08    Administrative Agent in its Individual Capacity                 89
     10.09    Successor Administrative Agent                                  90

                                       iii
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
     10.10    Administrative Agent May File Proofs of Claim                   90
     10.11    Collateral and Guaranty Matters                                 91
     10.12    Other Agents; Arrangers and Managers                            92

ARTICLE XI. MISCELLANEOUS                                                     92

     11.01    Amendments, Etc                                                 92
     11.02    Notices and Other Communications; Facsimile Copies              93
     11.03    No Waiver; Cumulative Remedies                                  94
     11.04    Attorney Costs, Expenses and Taxes                              95
     11.05    Indemnification by the Borrower                                 95
     11.06    Payments Set Aside                                              96
     11.07    Successors and Assigns                                          96
     11.08    Confidentiality                                                 99
     11.09    Set-off                                                        100
     11.10    Interest Rate Limitation                                       100
     11.11    Counterparts                                                   101
     11.12    Integration                                                    101
     11.13    Survival of Representations and Warranties                     101
     11.14    Severability                                                   101
     11.15    Tax Forms                                                      101
     11.16    Governing Law                                                  103
     11.17    Waiver of Right to Trial by Jury                               104
     11.18    Time of the Essence                                            104

SIGNATURES                                                                   S-1

                                       iv
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SCHEDULES

     1.01     Excluded Guarantees
     2.01     Commitments and Commitment Percentages
     3.07     Security Documents
     6.01     Jurisdictions of Organization and Qualification
     6.05     Supplement to Interim Financial Statements
     6.06     Litigation
     6.08     Property
     6.09     Environmental Matters
     6.11     Taxes
     6.12     ERISA Plans
     6.13     Subsidiaries and Other Equity Investments
     6.15     Material Contracts
     6.18     Intellectual Property
     8.01     Existing Liens
     8.02     Existing Investments
     8.03     Existing Indebtedness
     11.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

     FORM OF

     A        Loan Notice
     B        Swing Line Loan Notice
     C        Note
     D        Compliance Certificate
     E        Assignment and Assumption
     F-1      Unlimited Subsidiary Guaranty
     F-2      Limited Subsidiary Guaranty
     G        Intercompany Note
     H        Collateral Assignment
     I        Notice of Account Designation

                                        v
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                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("AGREEMENT") is entered into as of July 16, 2003, among TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company (the "BORROWER"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and NATIONAL CITY BANK OF KENTUCKY, as Syndication Agent.

     The Borrower has requested, among other things, that the Lenders provide a revolving construction loan facility, a working capital line, a swing line, a letter of credit facility and a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01     DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 16% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, and as the Co-Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders. On the Closing Date the Aggregate Commitments shall be $100,000,000.

     "AGREEMENT" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "APPLICABLE RATE" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 7.02(b):

                                 APPLICABLE RATE

                                                      Eurodollar Rate Loans       Base Rate Loans
                                                      -----------------------------------------------
                                                      Construction
                                                         Loans                Construction
                                                          and                  Loans and
          Consolidated                                  Working                 Working
Pricing   Total                          Commitment     Capital       Term      Capital       Term
 Level    Leverage Ratio                     Fee         Loans        Loan       Loans        Loan
-----------------------------------------------------------------------------------------------------
   1      Less than or equal to 2.00x      0.250%         1.50%       1.75%      0.250%       0.500%
          Less than or equal to
   2      2.50x but greater than 2.00x     0.250%         2.00%       2.25%      0.750%       1.000%
          Less than or equal to
   3      3.00x but greater than 2.50x     0.250%         2.25%       2.50%      1.000%       1.250%

   4      Greater than 3.0x                0.250%         2.50%       2.75%      1.250%       1.500%

     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to SECTION 6.02(b); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through receipt of the Compliance Certificate with respect to the Fiscal Quarter ending September 30, 2003 shall be based upon Pricing Level 3, unless a higher Pricing Level would apply.

     "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of EXHIBIT E.

     "ASSUMED CAPITAL EXPENDITURES" means, for any four (4) quarter period, an amount equal to the product of (a) $30,000 TIMES (b) the number of Restaurants owned by the Borrower and its Subsidiaries, which such Restaurants have been open for more than eighteen (18) months.

     "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

     "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

     "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in SECTION
5.01(f).

     "AVAILABILITY PERIOD" means:

              (a) with respect to Construction Loans, the period from and including the Closing Date to the earliest of (i) the Construction Loan Maturity Date, (ii) the date of termination of the Construction Loan Commitments pursuant to SECTION 2.08, and (iii) the date of termination of the commitment of each Lender to make Loans pursuant to SECTION 9.02, and

              (b) with respect to Working Capital Loans, the period from and including the Closing Date to the earliest of (i) the Working Capital Loan Maturity Date, (ii) the date of termination of the Working Capital Commitments pursuant to SECTION 2.08, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to SECTION 9.02.

     "BANK OF AMERICA" means Bank of America, N.A., a national banking association, and its successors.

     "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BORROWER" has the meaning set forth in the introductory paragraph hereto.

     "BORROWING" means a Construction Loan Borrowing, a Working Capital Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "CAPITAL ASSET" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "CAPITAL EXPENDITURES" means with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP MINUS, to the extent included in the foregoing, expenditures made by the Borrower and its Subsidiaries during such period (a) with the proceeds of insurance or a condemnation claim to restore or replace property or assets to the condition of such property or assets immediately prior to any damage, loss, destruction or condemnation of the same, (b) pursuant to
Section 8.02(g), and (c) in connection with the trade-in of property or assets pursuant to Section 8.05(c).

     "CASH COLLATERALIZE" has the meaning set forth in SECTION 2.05(g).

     "CHANGE OF CONTROL" means, an event or series of events by which:

     (a) at any time, the Permitted Equityholders cease to own and control beneficially and of record, at least fifty-one percent (51%) of (i) the equity securities of the Borrower entitled to vote for the managers, members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), and (ii) the aggregate capital accounts of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

     (b) prior to the consummation of any initial public offering of common stock of the Borrower, W. Kent Taylor (or any Persons which are formed for estate planning or charitable purposes and which are beneficially owned or controlled by, W. Kent Taylor and/or W. Kent Taylor's estate and/or any of W. Kent Taylor's heirs or immediate family members) shall fail to collectively own forty percent (40%) or more of (i) the equity securities of the Borrower entitled to vote for the managers, members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), and (ii) the aggregate capital accounts of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

     (c) following the consummation of any initial public offering of common stock of the Borrower or any successor thereto permitted pursuant to
Section 8.04(a) (the "PUBLIC COMPANY"), (i) W. Kent Taylor (and any Persons which are formed for estate planning or charitable purposes and which are beneficially owned or controlled by, W. Kent Taylor and/or W. Kent Taylor's estate and/or any of W. Kent Taylor's heirs or immediate family members) shall fail to collectively own twenty-five percent (25%) or more of the equity securities of the Public Company entitled to vote for the members of the board of directors or equivalent governing body of the Public Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), or (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a "person" or "group" consisting of, or controlled by, the Permitted Equityholders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the equity securities of the Public Company entitled to vote for members of the board of directors or equivalent governing body of the Public Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

     "CLOSING DATE" means the first date all the conditions precedent in SECTION
5.01 are satisfied or waived in accordance with SECTION 5.01 (or, in the case of SECTION 5.01(c), waived by the Person entitled to receive the applicable payment).

     "CO-LEAD ARRANGERS" means, collectively, Banc of America Securities LLC, and National City Bank of Kentucky.

     "CODE" means the Internal Revenue Code of 1986.

     "COLLATERAL" means the collateral security for all or a portion of the Obligations pledged or granted pursuant to the Security Documents.

     "COLLATERAL ASSIGNMENT" means the collateral assignment executed and delivered by the Guarantors pursuant to the terms of this Agreement for each Intercompany Construction Loan Note and by the Term Loan Subsidiaries for each Intercompany Term Loan Note, in substantially the form of EXHIBIT H.

     "COMMITMENT" means, as to each Lender, the sum of such Lender's Construction Loan Commitment, Working Capital Loan Commitment and Term Loan Commitment, in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "COMMITMENT FEE" has the meaning set forth in SECTION 3.02(a).

     "COMPENSATION PERIOD" has the meaning set forth in SECTION 3.05(c)(ii).

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

     "CONSOLIDATED AND CONSOLIDATING" means, with respect to any financial statements of the Borrower and its Subsidiaries, financial statements structured, organized and providing similar information and analysis as set forth in the Audited Financial Statements or Unaudited Quarterly Financial Statements, as applicable.

     "CONSOLIDATED ADJUSTED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, PLUS (b) all purchase money Indebtedness, PLUS (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, PLUS (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), PLUS (e) Attributable Indebtedness in respect of capital leases, PLUS (f) without duplication, all Guarantees (other than the Excluded Guarantees) with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, PLUS (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) which such partnership or joint venture is not a direct or indirect Subsidiary of the Borrower, in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary, PLUS (h) an amount equal to the product of eight
(8) times Consolidated Rental Expense (excluding up to $2,000,000 of Consolidated Rental Expense attributable to equipment leases) for four Fiscal Quarters most recently ended.

     "CONSOLIDATED EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period PLUS the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable (but not any tax loss or refund) by the Borrower and its Subsidiaries for such period, and (c) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

     "CONSOLIDATED EBITDAR" means, for any period, the sum of Consolidated EBITDA PLUS Consolidated Rental Expense for such period.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the following determined on a consolidated basis, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Interest Charges paid or payable in cash for such period, (b) the amount of scheduled principal payments with respect to Indebtedness for such period, (c) an amount equal to the sum of 1/15th of the Construction Loan Outstandings as of the last day of such period PLUS 1/15th of the Working Capital Outstandings as of the last day of such period, (d) Consolidated Rental Expense for such period, (e) dividends and other distributions (including, without limitation, Required Shareholder Distributions) paid in cash for such period (excluding any dividends and distributions to minority owners of Joint Venture Subsidiaries), (f) an amount equal to the amount by which (i) actual cash dividends and distributions to minority owners of the Joint Venture Subsidiaries exceed (ii) the actual minority ownership expense attributable to such minority owners of the Joint Venture Subsidiaries, and (g) Assumed Capital Expenditures.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of the four Fiscal Quarters most recently ended TO (b) Consolidated Fixed Charges for such period.

     "CONSOLIDATED INTEREST CHARGES" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of Consolidated Rental Expense with respect to such period under capital leases that is treated as interest in accordance with GAAP, and (c) the amount of net settlement obligations of the Borrower and its Subsidiaries under any Swap Contract respecting interest rate management and relating to the spread between the fixed interest rate under such Swap Contract and the floating interest rate hedged thereby.

     "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Adjusted Funded Indebtedness as of such date TO (b) the sum of (i) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to SECTION 7.01(a) or SECTION 7.01 (b), PLUS (ii) Consolidated New Unit Pre-Opening Costs (up to the maximum amount permitted by SECTION 8.18 hereunder) deducted from Consolidated Net Income for such period.

     "CONSOLIDATED NET INCOME" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding (I) extraordinary or one-time gains and (II) extraordinary or one-time non-cash losses) and (including extraordinary or one-time cash losses to the extent not offset by extraordinary or one-time cash gains during the same fiscal period) for that period; PROVIDED that (a) the net income (or loss) of any Person, in which the Borrower or any of its Subsidiaries has a joint interest with a third party, shall be excluded from Consolidated Net Income except to the extent such net income is actually paid to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, and (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries shall be included on a pro forma, historical basis (after giving effect to any adjustments to the net income (or loss) of such newly acquired Person; PROVIDED that (x) such adjustments have been identified in writing by the Borrower at the time of such acquisition, (y) such adjustments have been approved by the Administrative Agent prior to the closing of such acquisition, and (z) with respect to any acquisition, the amount of the adjustments relating to such acquisition do not exceed an amount equal to twenty-five percent (25%) of the net income (or loss) of such newly acquired Person) as if such Person had been a Subsidiary for the entire period.

     "CONSOLIDATED NEW UNIT PRE-OPENING COSTS" shall mean "start-up costs" (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of New Units, such costs including, without limitation, staff-training, recruiting and travel costs for employees engaged in such start-up activities.

     "CONSOLIDATED RENTAL EXPENSE" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the operating lease expense of the Borrower and its Subsidiaries determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to the consolidated financial statements of the Borrower and its Subsidiaries.

     "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date MINUS the Intangible Assets of the Borrower and its Subsidiaries on that date.

     "CONSTRUCTION-IN-PROGRESS AMOUNT" means the aggregate value of all Restaurants owned by the Borrower or any Guarantor financed by Working Capital Loans which such Restaurants (a) are in the process of being acquired, constructed and organized by the Borrower or such Guarantor and (b) have not yet been open to the public for operation.

     "CONSTRUCTION LOAN" has the meaning set forth in SECTION 2.01(a).

     "CONSTRUCTION LOAN BORROWING" means a borrowing consisting of simultaneous Construction Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to SECTION 2.01.

     "CONSTRUCTION LOAN COMMITMENT" means, as to each Lender, its obligation to make Construction Loans in accordance with the provisions of SECTION 2.01(a), in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. "CONSTRUCTION LOAN COMMITMENTS" means the aggregate Construction Loan Commitment of all Lenders. On the Closing Date, the Construction Loan Commitments shall be $73,650,000; PROVIDED, HOWEVER, that such amount is subject to change pursuant to SECTION 2.10.

     "CONSTRUCTION LOAN COMMITMENT PERCENTAGE" means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Construction Loan Commitment of such Lender at such time and the denominator of which is the amount of the Construction Loan Commitments at such time; PROVIDED that if the commitment of each Lender to make Loans has been terminated pursuant to SECTION 9.02, then the Construction Loan Commitment Percentage of each Lender shall be determined based on the Construction Loan Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Construction Loan Commitment Percentage of each Lender is set forth opposite the name of such Lender on
SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "CONSTRUCTION LOAN MATURITY DATE" means July 16, 2006.

     "CONSTRUCTION LOAN OUTSTANDINGS" means the aggregate Outstanding Amount of all Construction Loans.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONTROL" has the meaning set forth in the definition of "Affiliate."

     "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" means an interest rate equal to (a) the Base Rate PLUS (b) the Applicable Rate, if any, applicable to Base Rate Loans PLUS (c) 2% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Construction Loans, the Term Loan, the Working Capital Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "DESIGNATED JV SUBSIDIARIES" means all Joint Venture Subsidiaries formed after the Closing Date designated by the Borrower, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), to receive the proceeds of Construction Loans, Working Capital Loans, Swing Line Loans or Letters of Credit from the Borrower following the Closing Date.

     "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "DISPOSITION PROCEEDS" has the meaning set forth in SECTION 2.07(f).

     "DOLLAR" and "$" mean lawful money of the United States.

     "ELIGIBLE ASSIGNEE" has the meaning set forth in SECTION 11.07(g).

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUIPMENT ADVANCES" means Loans advanced to the Borrower, for the benefit of the Borrower, any Guarantor or any Term Loan Subsidiary, the proceeds of which are used to finance or refinance the cost of equipment.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

     "EURODOLLAR BASE RATE" means, for such Interest Period:

     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars

(for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                  EURODOLLAR BASE RATE
         Eurodollar Rate = ------------------------------------
                           1.00 - Eurodollar Reserve Percentage

     "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "EVENT OF DEFAULT" has the meaning set forth in SECTION 9.01.

     "EXCESS CASH FLOW" means, for any period of determination, the sum of, without duplication, (a) Consolidated EBITDA for such period, MINUS (b) income taxes (to the extent such taxes are paid in cash) and Consolidated Interest Charges (to the extent paid in cash) and, in each case, deducted in the determination of Consolidated Net Income for such period, MINUS (c) all principal payments made in respect of Indebtedness during such period (whether scheduled payments or optional prepayments, but excluding mandatory prepayments required to be made pursuant to SECTION 2.07(f)) MINUS (d) all Capital Expenditures made during such period (excluding Capital Expenditures made with the proceeds of Indebtedness), MINUS, (e) Required Shareholder Distributions, PLUS or MINUS, as applicable, (f) the net change in the working capital of the Borrower and its Subsidiaries.

     "EXCLUDED GUARANTEES" means the collective reference to the Guarantees in effect as of the Closing Date and identified on SCHEDULE 1.01 hereto; PROVIDED that (a) the terms and conditions of each such Guarantee are acceptable to the Administrative Agent and (b) the aggregate amount of all such Guarantees (which, for the purposes of this provisions shall be deemed to be equivalent to the aggregate amount of the underlying Indebtedness Guaranteed thereby) shall not exceed $7,100,000, as such amount is reduced by repayments of any such underlying Indebtedness Guaranteed thereby.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "FEE LETTER" means the letter agreement, dated April 4, 2003, among the Borrower, the Administrative Agent, the Co-Lead Arrangers and the Syndication Agent.

     "FISCAL QUARTER" means each of the four periods of thirteen (13) consecutive weeks which make up the Fiscal Year.

     "FISCAL YEAR" means the Borrower's Fiscal Year, which is the period of fifty-two (52) consecutive weeks ending on the fifty-second (52) Tuesday of the calendar year.

     "FOREIGN LENDER" has the meaning set forth in SECTION 11.15(a)(i).

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "GUARANTORS" means, collectively, (a) all Designated JV Subsidiaries and
(b) all existing and future direct and indirect wholly-owned Subsidiaries of the Borrower (other than IP Holdco).

     "GUARANTY AGREEMENTS" means the collective reference to the Unlimited Subsidiary Guaranty and the Limited Subsidiary Guaranty executed, from time to time, by each of the applicable Guarantors in favor of the Administrative Agent on behalf of the Lenders.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

     (c)      net obligations of such Person under any Swap Contract;

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f)      capital leases; and

     (g)      all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.05.

     "INDEMNITEES" has the meaning set forth in SECTION 11.05.

     "INSURANCE AND CONDEMNATION PROCEEDS" has the meaning set forth in SECTION 2.07(f).

     "INTANGIBLE ASSETS" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

     "INTERCOMPANY CONSTRUCTION LOAN NOTE" means an intercompany promissory note, in substantially the form of EXHIBIT G, made payable to the Borrower by each Guarantor (excluding Guarantors that are wholly-owned Subsidiaries) receiving the proceeds of a Construction Loan in a principal amount equal to the amount of such proceeds. Each Intercompany Construction Loan Note shall (i) provide for equal monthly amortization payments to be made based on a maximum fifteen (15) year amortization for amounts advanced to finance or refinance real property and a maximum seven (7) year amortization for amounts advanced to finance or refinance equipment, and (ii) contain such other terms satisfactory to the Borrower and the Administrative Agent.

     "INTERCOMPANY NOTE" means, collectively, the Intercompany Construction Loan Notes and the Intercompany Term Loan Notes.

     "INTERCOMPANY TERM LOAN NOTE" means an intercompany promissory note, in substantially the form of EXHIBIT G, made payable to the Borrower by each Term Loan Subsidiary receiving any proceeds of the Term Loan in a principal amount equal to the amount of such proceeds. Each Intercompany Term Loan Note shall (i) provide for equal monthly amortization payments to be made based on a maximum fifteen (15) year amortization for amounts advanced to finance or refinance real estate and a maximum seven (7) year amortization for amounts advanced to finance or refinance equipment, (ii) require that such Term Loan Subsidiary maintain a Consolidated Fixed Charge Coverage Ratio (calculated based on the financial performance of such Term Loan Subsidiary only) of not less than 1.20 to 1.00,
(iii) be secured by a first priority perfected lien in favor of the Borrower on all real and personal property financed or refinanced thereby, and (iv) not exceed the sum of (A) 80% of the appraised value of the real property being financed or refinanced thereby, as determined by an appraisal satisfactory to the Administrative Agent in its sole discretion, and (B) 50% of the net book value of equipment being refinanced thereby.

     "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; PROVIDED that:

     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

     (c) no Interest Period shall extend beyond the Construction Loan Maturity Date, the Working Capital Loan Maturity Date, or the Term Loan Maturity Date, as applicable; and

     (d) after giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Eurodollar Rate Loans.

     "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP HOLDCO" means Texas Roadhouse Delaware, LLC, a Delaware limited liability company, and is a Subsidiary of the Borrower that owns trademarks, copyrights and patents.

     "IP RIGHTS" has the meaning set forth in SECTION 6.18.

     "IRS" means the United States Internal Revenue Service.

     "JOINT VENTURE SUBSIDIARY" means any direct or indirect non wholly-owned Subsidiary of the Borrower.

     "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Working Capital Loan Commitment Percentage.

     "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Working Capital Borrowing.

     "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "LENDER" has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "LETTER OF CREDIT" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "LETTER OF CREDIT EXPIRATION DATE" means the day that is thirty (30) days prior to the Working Capital Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of (a) $2,000,000 and (b) the Working Capital Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Working Capital Commitments.

     "LIEN" means any deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "LIMITED SUBSIDIARY GUARANTY" means the collective reference to each limited recourse guaranty agreement executed, from time to time, by each of the applicable Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F-2.

     "LOANS" means the collective reference to the Construction Loans, the Term Loan, the Working Capital Loans and the Swing Line Loans and "Loan" means any of such Loans.

     "LOAN DOCUMENTS" means this Agreement, each Note, each Intercompany Note, each Security Document, the Fee Letter, and the Guaranty Agreements.

     "LOAN NOTICE" means a notice of (a) a Construction Loan Borrowing, (b) a Working Capital Borrowing, (c) a Term Loan Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurodollar Rate Loans, pursuant to SECTION 2.04, which, if in writing, shall be substantially in the form of EXHIBIT A.

     "LOAN OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans.

     "LOAN PARTIES" means, collectively, the Borrower, each Guarantor and each Term Loan Subsidiary.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document or any Material Contract, in each case to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "MATERIAL CONTRACT" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of the Threshold Amount per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "MONTHLY REPORTING CERTIFICATE" has the meaning set forth in SECTION
7.02(f).

     "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "NET CASH PROCEEDS" means:

     (a) with respect to any incurrence of any Indebtedness by the Borrower or any Subsidiary, the aggregate amount of all cash received by the Borrower or any Subsidiary in respect of such Indebtedness, net of all reasonable fees, discounts, commissions and expenses incurred by the Borrower or such Subsidiary in connection therewith.

     (b) with respect to the sale of any asset by the Borrower or any Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Borrower or any Subsidiary in connection with such sale and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith;

     (c) with respect to the sale of any capital stock or other equity interest by the Borrower or any Subsidiary, the excess of (i) the sum of the cash and cash equivalents received in connection with such sale over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Borrower or such Subsidiary in connection with such sale; and

     (d) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or any Subsidiary from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

     "NEW UNITS" shall mean, collectively, each particular Restaurant whose ownership and operation by the Borrower or its Subsidiaries started on a date after the Closing Date.

     "NOTE" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of EXHIBIT C.

     "OBLIGATIONS" means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all existing or future payment and other obligations owing by the Borrower under any Swap Contract (which such Swap Contract is permitted hereunder) entered into with any Person that is a Lender or an Affiliate thereof at the time such Swap Contract is entered into.

     "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "OUTSTANDING AMOUNT" means (a) with respect to Construction Loans, the Working Capital Loans, the Term Loan, and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Construction Loans, the Working Capital Loans, the Term Loan and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "PARTICIPANT" has the meaning set forth in SECTION 11.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "PERMITTED ACQUISITION" has the meaning set forth in SECTION 8.02(g).

     "PERMITTED LIENS" means the Liens permitted pursuant to SECTION 8.01.

     "PERMITTED EQUITYHOLDERS" means the collective reference to (a) W. Kent Taylor, (b) Dr. John D. Rhodes, (c) Dr. Mohendra Patel, (d) Dr. Amar Desai, and
(e) with respect to each of the foregoing individuals, any Persons which are formed for estate planning or charitable purposes and which are beneficially owned or controlled by, such individual and/or such individual's estate and/or any of such individual's heirs or immediate family members.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "REALLOCATED AMOUNT" has the meaning set forth in SECTION 2.10.

     "REGISTER" has the meaning set forth in SECTION 11.07(c).

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Construction Loans, Working Capital Loans or the Term Loan, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "REQUIRED JOINT VENTURE DISTRIBUTIONS" means, with respect to any Joint Venture Subsidiary, required monthly distributions of the maximum amount of "net cash flow" (as defined in the applicable Organizational Documents of such Joint Venture Subsidiary) to its equity holders in accordance with the terms and conditions of the applicable Organizational Documents of such Joint Venture Subsidiary.

     "REQUIRED LENDERS" means, as of any date of determination, at least three
(3) Lenders holding more than fifty percent (50%) of the sum of (a) the Construction Loan Commitments (or the Construction Loan Outstandings if the Construction Loan Commitments have been terminated), (b) the Working Capital Loan Commitments (or the Working Capital Loan Outstandings if the Working Capital Commitments have been terminated (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition)), and (c) the Term Loans; PROVIDED that the Commitment of, and the portion of the Construction Loan Outstandings, Working Capital Outstandings, or the Term Loan, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; PROVIDED, FURTHER, that if any time there are less than three (3) Lenders, Required Lenders shall mean all Lenders.

     "REQUIRED SHAREHOLDER DISTRIBUTIONS" means the minimum of quarterly distributions to the shareholders of the Borrower required to be made pursuant to the Reorganization Agreement; PROVIDED that the aggregate amount of distributions for any Fiscal Quarter shall not exceed an amount equal to fifty percent (50%) of the "net cash flow" (as defined in the Amended and Restated Operating Agreement of the Borrower, dated July 12, 2001, as amended) of the Borrower for such Fiscal Quarter.

     "REORGANIZATION AGREEMENT" means the Reorganization Agreement, dated March 31, 1997, between W. Kent Taylor, Dr. John D. Rhodes, Dr. Mohendra Patel, Dr. Amar Desai and the Borrower.

     "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, secretary or general counsel of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "RESTAURANT" means a particular "Texas Roadhouse" restaurant at a particular location that is owned by the Borrower or any Subsidiaries thereof.

     "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "SECURITY DOCUMENTS" means the Security Documents described on SCHEDULE
3.07 and any documents creating a Lien for the benefit of the Administrative Agent executed by any Loan Party after the Closing Date.

     "SHAREHOLDERS' EQUITY" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

     "SOLVENT" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.06.

     "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to
SECTION 2.06.

     "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "SWING LINE LOAN" has the meaning set forth in SECTION 2.06(a).

     "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.06(b), which, if in writing, shall be substantially in the form of EXHIBIT B.

     "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $2,000,000 and (b) the Working Capital Commitments. The Swing Line Sublimit is part of, and not in addition to, the Working Capital Commitments.

     "SYNDICATION AGENT" means National City Bank of Kentucky.

     "TAX DISTRIBUTIONS" has the meaning set forth in SECTION 8.06(d).

     "TERM LOAN" shall have the meaning assigned to such term in SECTION 2.03.

     "TERM LOAN BORROWING" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to SECTION 2.03.

     "TERM LOAN COMMITMENT" means, as to each Lender, its obligation to make its portion of the Term Loan in accordance with the provisions of SECTION 2.03(a) in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. "TERM LOAN COMMITMENTS" means the aggregate Term Loan Commitment of all Lenders. On the Closing Date, the Term Loan Commitments shall be $16,350,000.

     "TERM LOAN MATURITY DATE" means July 16, 2006.

     "TERM LOAN PERCENTAGE" means, as to each Lender (a) prior to making the Term Loan, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Loan Commitment of such Lender at such time and the denominator of which is the amount of the Term Loan Commitments at such time and (b) after the making of the Term Loan, fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the outstanding principal balance of the Term Loan of such Lender and the denominator of which is the aggregate outstanding principal balance of the Term Loan of all the Lenders. The initial Term Loan Percentage of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "TERM LOAN SUBSIDIARY" means all Joint Venture Subsidiaries designated by the Borrower, with the consent of the Administrative Agent, to receive the proceeds of the Term Loan from the Borrower on the Closing Date.

     "THRESHOLD AMOUNT" means $2,500,000.

     "TYPE" means, with respect to a Construction Loan, Working Capital Loan or Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "UCC" means, subject to SECTION 1.04, the Uniform Commercial Code in effect in the State of North Carolina, as amended or modified from time to time.

     "UNAUDITED QUARTERLY FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 5.01(f).

     "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "UNLIMITED SUBSIDIARY GUARANTY" means the collective reference to each unlimited guaranty agreement executed, from time to time, by each of the applicable Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F-1.

     "UNITED STATES" and "U.S." mean the United States of America.

     "UNREIMBURSED AMOUNT" has the meaning set forth in SECTION 2.05(c)(i).

     "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to
SECTION 2.02.

     "WORKING CAPITAL BORROWING LIMIT" means, as of any date of determination, the lesser of (a) the Working Capital Commitments and (b) 120% of the Construction-in-Progress Amount.

     "WORKING CAPITAL COMMITMENT" means, as to each Lender, its obligation to
(a) to make Working Capital Loans in accordance with the provisions of SECTION 2.02(a), (b) to purchase participations in L/C Obligations and (c) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. "WORKING CAPITAL COMMITMENTS" means the aggregate Working Capital Commitments of all Lenders. On the Closing Date the Working Capital Commitments shall be $10,000,000; PROVIDED, HOWEVER, that such amount is subject to change pursuant to SECTION 2.10.

     "WORKING CAPITAL LINE" means the working capital line under the revolving credit facility made available by the Lenders pursuant to SECTION 2.02.

     "WORKING CAPITAL LOAN" has the meaning set forth in SECTION 2.02(a).

     "WORKING CAPITAL LOAN COMMITMENT PERCENTAGE" means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Working Capital Commitment of such Lender at such time and the denominator of which is the amount of the Working Capital Commitments at such time; PROVIDED that if the commitment of each Lender to make Loans has been terminated pursuant to SECTION 9.02, then the Working Capital Commitment Percentage of each Lender shall be determined based on the Working Capital Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Working Capital Commitment Percentage of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "WORKING CAPITAL LOAN MATURITY DATE" means July 16, 2006.

     "WORKING CAPITAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Working Capital Loans, Swing Line Loans and L/C Obligations.

     1.02     OTHER INTERPRETIVE PROVISIONS.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)      (i)     The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

              (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

              (iii) The term "INCLUDING" is by way of example and not limitation.

              (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, EXCEPT as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 UCC TERMS. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term "UCC" refers, as of any date of determination, to the UCC then in effect.

     1.05 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.07 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.08 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01     CONSTRUCTION LOANS. (a)   CONSTRUCTION LOAN COMMITMENT. Subject to
the terms and conditions set forth herein, each Lender severally agrees to make revolving construction loans (each such loan, a "CONSTRUCTION LOAN") to the Borrower, for the benefit of the Borrower or any Guarantor, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Construction Loan Commitment; PROVIDED, HOWEVER, that after giving effect to any Construction Loan Borrowing, (i) the Construction Loan Outstandings shall not exceed the total amount of the Construction Loan Commitments and (ii) the aggregate Outstanding Amount of the Construction Loans of any Lender, shall not exceed such Lender's Construction Loan Commitment. Within the limits of each Lender's Construction Loan Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
SECTION 2.01, prepay under SECTION 2.07, and reborrow under this SECTION 2.01. Construction Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (b)      BORROWING PROCEDURES.

              (i) Each Construction Loan Borrowing shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to the requested date of any Construction Loan Borrowing of Eurodollar Rate Loans and (B) on the requested date of any Construction Loan Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.01(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Construction Loan Borrowing of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Construction Loan Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (A) the requested date of the Construction Loan Borrowing (which shall be a Business Day), (B) the principal amount of Construction Loans to be borrowed, (C) the Type of Construction Loans to be borrowed, and (D) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Construction Loan in a Loan Notice, then the applicable Construction Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

              (ii) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Construction Loan Commitment Percentage of the applicable Construction Loans. Each Lender shall make the amount of its Construction Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTIONS 5.02 and 5.03 (and, if such Construction Loan Borrowing is the initial Credit Extension,
SECTION 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds to the deposit account of the Borrower identified in the most recent notice substantially in the form of EXHIBIT I hereto (a "NOTICE OF ACCOUNT DESIGNATION") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.

              (iii) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Construction Loans bearing interest based upon the Eurodollar Rate upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Construction Loans bearing interest based upon the Base Rate are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

              (iv) During the existence of a Default, no Construction Loans may be requested as Eurodollar Rate Loans without the consent of the Required Lenders.

     2.02     WORKING CAPITAL LOANS.

     (a) THE WORKING CAPITAL LINE. Subject to the terms and conditions set forth herein, each Lender severally agrees to make working capital loans (each such loan, a "WORKING CAPITAL LOAN") to the Borrower, for the benefit of the Borrower or any Guarantor, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Working Capital Commitment; PROVIDED, HOWEVER, that after giving effect to any Working Capital Borrowing, (i) the Working Capital Outstandings shall not exceed the total amount of the Working Capital Borrowing Limit, (ii) the aggregate Outstanding Amount of the Working Capital Loans of such Lender, PLUS such Lender's Working Capital Loan Commitment Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Working Capital Loan Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Working Capital Loan Commitment. Within the limits of each Lender's Working Capital Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
SECTION 2.02, prepay under SECTION 2.07, and reborrow under this SECTION 2.02. Working Capital Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (b)      BORROWING PROCEDURES.

              (i) Each Working Capital Borrowing shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to the requested date of any Working Capital Borrowing of Eurodollar Rate Loans, and (B) on the requested date of any Working Capital Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Working Capital Borrowing of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Except as provided in SECTION 2.05(c) and 2.06(b), each Working Capital Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (A) the requested date of the Working Capital Borrowing (which shall be a Business Day), (B) the principal amount of Working Capital Loans to be borrowed, (C) the Type of Working Capital Loans to be borrowed, and (D) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Working Capital Loan in a Loan Notice, then the applicable Working Capital Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

              (ii) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Working Capital Loan Commitment Percentage of the applicable Working Capital Loans. Each Lender shall make the amount of its Working Capital Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTIONS 5.02 and 5.03 (and, if such Working Capital Borrowing is the initial Credit Extension, SECTION 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds to the deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time; PROVIDED, HOWEVER, that if, on the date the Loan Notice with respect to such Working Capital Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Working Capital Borrowing shall be applied, FIRST, to the payment in full of any such L/C Borrowings and SECOND, to the Borrower as provided above.

              (iii) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Working Capital Loans bearing interest based upon the Eurodollar Rate upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Working Capital Loans bearing interest based upon the Base Rate are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

              (iv) During the existence of a Default, no Working Capital Loans may be requested as Eurodollar Rate Loans without the consent of the Required Lenders.

     2.03     TERM LOAN.

     (a) TERM COMMITMENT. Subject to the terms and conditions set forth herein, each Lender severally agrees to make available to the Borrower, for the benefit of the Term Loan Subsidiaries, on the Closing Date such Lender's Term Loan Percentage of a term loan (the "TERM LOAN"; each component thereof may be referred to herein as a "TERM LOAN") in an aggregate principal amount less than or equal to the Term Loan Commitments; PROVIDED, HOWEVER, that after giving effect to any Term Loan Borrowing, the aggregate outstanding principal amount of the Term Loans shall not exceed the total amount of the Term Loan Commitments Loans. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed.

     (b)      BORROWING PROCEDURES.

              (i) The Borrower shall give irrevocable notice to the Administrative Agent, which may be given by telephone, not later than 11:00 a.m. (or such later time as the Administrative Agent and the Borrower shall agree)
(A) on the Closing Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or (B) on the third Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Rate Loans. Each Term Loan Borrowing consisting of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each portion of the Term Loan consisting of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Such Loan Notice shall be irrevocable and shall specify (A) that the funding of the Term Loan is requested, (B) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, and (C) if applicable, the duration of the Interest Period with respect thereto. If the Borrower shall fail to deliver such Loan Notice to the Administrative Agent by 11:00 a.m. on the third Business Day prior to the Closing Date, then the full amount of the Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the Term Loan shall be made as a Base Rate Loan. If the Borrower requests that the Term Loan or a portion thereof consist of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Each telephonic notice by the Borrower pursuant to this SECTION 2.03(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

              (ii) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Term Loan Percentage of the Term Loan. Each Lender shall make the amount of the Term Loan to be made by such Lender available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Closing Date. Upon satisfaction of the applicable conditions set forth in SECTIONS 5.01 and 5.03, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds to the deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.

              (iii) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Loans bearing interest based upon Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that any portion of the Term Loans bearing interest based upon Base Rate are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     2.04 CONVERSIONS AND CONTINUATIONS OF CONSTRUCTION LOANS, WORKING CAPITAL LOANS AND TERM LOAN.

     (a) The Borrower shall have the option to convert Loans (other than Swing Line Loans) from one Type to the other and to continue Eurodollar Rate Loans. Each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the requested date of any conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.04(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of Eurodollar Rate Loans which are (i) Construction Loans and Term Loans, shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) Working Capital Loans, shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Construction Loans, Working Capital Loans or a Term Loan, as applicable, from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the conversion or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation of Eurodollar Rate Loans, then the applicable Eurodollar Rate Loans shall be converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a conversion to or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender. If no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     2.05     LETTERS OF CREDIT.

     (a)      LETTER OF CREDIT COMMITMENT.

              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.05, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Working Capital Outstandings would exceed the total amount of the Working Capital Borrowing Limit, (y) the aggregate Outstanding Amount of the Working Capital Loans of such Lender, PLUS such Lender's Working Capital Loan Commitment Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Working Capital Loan Commitment Percentage of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Working Capital Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

              (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                      (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                      (B) subject to SECTION 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                      (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                      (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                      (E) such Letter of Credit is in an initial amount less than $50,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit.

              (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-RENEWAL LETTERS OF CREDIT.

              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof;
(D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

              (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Working Capital Loan Commitment Percentage TIMES the amount of such Letter of Credit.

              (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); PROVIDED that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; PROVIDED, HOWEVER, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of SECTION 2.05(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the

Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in SECTIONS 5.02 or 5.03 is not then satisfied.

              (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c)      DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Working Capital Loan Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Working Capital Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Working Capital Commitments and the conditions set forth in SECTIONS 5.02 and 5.03 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.05(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

              (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to SECTION 2.05(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Working Capital Loan Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.05(c)(iii), each Lender that so makes funds available shall be deemed to have made a Working Capital Loan bearing interest at the Base Rate to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

              (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Working Capital Borrowing of Base Rate Loans because the conditions set forth in SECTIONS 5.02 and 5.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.05.

              (iv) Until each Lender funds its Working Capital Loan or L/C Advance pursuant to this SECTION 2.05(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Working Capital Loan Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

              (v) Each Lender's obligation to make Working Capital Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Working Capital Loans pursuant to this SECTION 2.05(c) is subject to the conditions set forth in SECTIONS 5.02 and 5.03 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

              (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.05(c) by the time specified in SECTION 2.05(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d)      REPAYMENT OF PARTICIPATIONS.

              (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.05(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Working Capital Loan Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

              (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.05(c)(i) is required to be returned under any of the circumstances described in SECTION 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the

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

account of the L/C Issuer its Working Capital Loan Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

              (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

              (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

              (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

              (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

              (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of SECTION 2.05(e); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Working Capital Loan Commitment Percentage, a Letter of Credit fee for each commercial and standby Letter of Credit equal to 1% per annum TIMES the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

     (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to the L/C Issuer, for its own account, a fronting fee with respect to each Letter of Credit in the amounts and at the times separately agreed upon in writing between the L/C Issuer and the Borrower. In addition, the Borrower shall pay directly to the L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.06     SWING LINE LOANS.

     (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that (i) such Swing Line Loans, when aggregated with the Working Capital Loan Commitment Percentage of the Outstanding Amount of Working Capital Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Working Capital Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, (A) the Working Capital Outstandings shall not exceed the total amount of the Working Capital Borrowing Limit, and (B) the aggregate Outstanding Amount of the Working Capital Loans of any Lender, PLUS such Lender's Working Capital Loan Commitment Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Working Capital Loan Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Working Capital Commitment, and PROVIDED, FURTHER, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.06, prepay under SECTION 2.07, and reborrow under this SECTION 2.06. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Working Capital Loan Commitment Percentage TIMES the amount of such Swing Line Loan.

     (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.06(a), or (B) that one or more of the applicable conditions specified in ARTICLE V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

     (c)      REFINANCING OF SWING LINE LOANS.

              (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Working Capital Loan bearing interest at the Base Rate in an amount equal to such Lender's Working Capital Loan Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Working Capital Commitments and the conditions set forth in SECTIONS 5.02 and 5.03. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Working Capital Loan Commitment Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to SECTION

2.06(c)(ii), each Lender that so makes funds available shall be deemed to have made a Working Capital Loan bearing interest at the Base Rate to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

              (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Working Capital Borrowing in accordance with SECTION 2.06(c)(i), the request for Working Capital Loans bearing interest at the Base Rate submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to SECTION 2.06(c)(i) shall be deemed payment in respect of such participation.

              (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
SECTION 2.06(c) by the time specified in SECTION 2.06(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

              (iv) Each Lender's obligation to make Working Capital Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
SECTION 2.06(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Working Capital Loans pursuant to this SECTION 2.06(c) is subject to the conditions set forth in SECTIONS 5.02 and 5.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d)      REPAYMENT OF PARTICIPATIONS.

              (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Working Capital Loan Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

              (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in
SECTION 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line

Lender its Working Capital Loan Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Working Capital Loan bearing interest at the Base Rate or risk participation pursuant to this SECTION 2.06 to refinance such Lender's Working Capital Loan Commitment Percentage of any Swing Line Loan, interest in respect of such Working Capital Loan Commitment Percentage shall be solely for the account of the Swing Line Lender.

     (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.07     PREPAYMENTS.

     (a) VOLUNTARY PREPAYMENTS OF CONSTRUCTION LOANS AND WORKING CAPITAL LOANS. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Construction Loans or Working Capital Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans which are (A) Construction Loans, shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (B) Working Capital Loans, shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Types of Construction Loans or Working Capital Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Construction Loan Commitment Percentage or Working Capital Loan Commitment Percentage, as applicable, of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 4.05. Each such prepayment shall be applied to the Construction Loans or the Working Capital Loans of the Lenders in accordance with their respective Construction Loan Commitment Percentages or Working Capital Loan Commitment Percentages, as applicable.

     (b) VOLUNTARY PREPAYMENTS OF SWING LINE LOANS. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and

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

amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) VOLUNTARY PREPAYMENTS OF TERM LOAN. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loan in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Term Loan Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 4.05. Each such prepayment shall be applied to the outstanding principal installments of the Term Loan in inverse order of maturity thereof (and shall be applied to the Term Loan of the Lenders in accordance with their respective Term Loan Percentages).

     (d) MANDATORY PREPAYMENTS OF CONSTRUCTION LOAN OUTSTANDINGS. If for any reason the Construction Loan Outstandings at any time exceed the total amount of the Construction Loan Commitments then in effect, the Borrower shall immediately prepay Construction Loans in an aggregate amount equal to such excess.

     (e) MANDATORY PREPAYMENTS OF WORKING CAPITAL OUTSTANDINGS. If for any reason the Working Capital Outstandings at any time exceed the total amount of the Working Capital Borrowing Limit then in effect, the Borrower shall immediately prepay Working Capital Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.07(e) unless after the prepayment in full of the Working Capital Loans and Swing Line Loans, the Working Capital Outstandings exceed the total amount of the Working Capital Borrowing Limit then in effect.

     (f)      MANDATORY PREPAYMENTS OF LOAN.

              (i)     DEBT PROCEEDS AND PREPAYMENTS OF INTERCOMPANY NOTES.

                      (A) The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.07(f)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Indebtedness permitted pursuant to SECTION 8.03(f) or any other Indebtedness not permitted by the terms of this Agreement by the Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction; and

                      (B) The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.07(f)(vi) below in amounts equal to one hundred percent (100%) of any amounts received by the Borrower or any Subsidiary thereof pursuant to any prepayments of any Intercompany Note (excluding all scheduled payments thereunder). Such prepayment shall be made within three (3) Business Days after the date of receipt of any such amount.

              (ii)    EQUITY PROCEEDS.

                      (A) The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.07(f)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any non-registered offering of equity securities by the Borrower or any of its Subsidiaries (excluding (1) the Net Cash Proceeds of the initial capital investment of any third party in any Joint Venture Subsidiary unless the proceeds of such initial investment are distributed to the Borrower or any Subsidiary thereof (other than such Joint Venture Subsidiary), and (2) the Net Cash Proceeds of any offerings of equity securities to employees pursuant to incentive compensation plans in the ordinary course of business). Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction; and

                      (B) The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.07(f)(vi) below in amounts equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any public offering of equity securities by the Borrower. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

              (iii)   ASSET SALE PROCEEDS. No later than one hundred eighty
(180) days following the receipt thereof, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.07(f)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from the Disposition or series of related Dispositions of assets by the Borrower or any of its Subsidiaries permitted pursuant to SECTION 8.05(i) (the "DISPOSITION PROCEEDS"); PROVIDED that:

                      (A) any prepayment required pursuant to this SECTION 2.07(f)(iii) with respect to any Disposition Proceeds of less than $1,500,000.00 (any such amounts, the "DEFERRED PROCEEDS") may be deferred until such time as the aggregate amount of all such Deferred Proceeds that have not previously been reinvested or applied to prepay any Loans equals or exceeds $1,500,000.00; and

                      (B) any prepayment required pursuant to this SECTION 2.07(f)(iii) with respect to any Disposition Proceeds received by Joint Venture Subsidiaries that are not Designated JV Subsidiaries or Term Loan Subsidiaries shall be required only with respect to that portion of the Net Cash Proceeds actually distributed to or received by the Borrower or any other Subsidiary thereof.

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

Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Disposition Proceeds received by the Borrower and its Subsidiaries shall be applied to make prepayments of the Loans, such prepayments to be made within three (3) Business Days after the Borrower's receipt of such Disposition Proceeds.

              (iv) INSURANCE AND CONDEMNATION PROCEEDS. No later than one hundred eighty (180) days following the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds under any of the insurance policies maintained pursuant to SECTION 7.07 or from any condemnation proceeding (the "INSURANCE AND CONDEMNATION PROCEEDS") which have not been reinvested as of such date in similar replacement assets, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.07(f)(vi) below in amounts equal to one hundred percent (100%) of the aggregate amount of such Insurance and Condemnation Proceeds received by the Borrower or any of its Subsidiaries; PROVIDED that any prepayment required pursuant to this SECTION 2.07(f)(iv) with respect to any Insurance and Condemnation Proceeds by Joint Venture Subsidiaries that are not Designated JV Subsidiaries or Term Loan Subsidiaries, such prepayment shall be required only with respect to that portion of the Insurance and Condemnation Proceeds actually distributed to or received by the Borrower or any Subsidiary thereof. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Insurance and Condemnation Proceeds received by the Borrower and its Subsidiaries shall be applied to make prepayments of the Loans, such prepayments to be made within three (3) Business Days after the Borrower's receipt of such Insurance and Condemnation Proceeds.

              (v) EXCESS CASH FLOW. Within ninety (90) days after the end of any Fiscal Year, commencing with the Fiscal Year ending December 30, 2003, for which the Consolidated Total Leverage Ratio as of the end of such Fiscal Year
(A) equals or exceeds 3.00 to 1.00, the Borrower shall make a mandatory principal prepayment of the Loans in the manner set forth in SECTION 2.07(f)(vi) below in an amount equal to seventy-five percent (75%) of Excess Cash Flow, if any, for such Fiscal Year and (B) is less than 3.00 to 1.00, the Borrower shall make a mandatory principal prepayment of the Loans in the manner set forth in
SECTION 2.07(f)(vi) below in an amount equal to 50% of Excess Cash Flow, if any for such Fiscal Year.

              (vi) NOTICE; MANNER OF PAYMENT. Upon the occurrence of any event triggering the prepayment requirement under SECTIONS 2.07(f)(i) through and including 2.07(f)(v), the Borrower shall promptly give written notice to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment under this SECTION 2.07(f) shall be applied as follows: FIRST, to reduce in inverse order of maturity the remaining scheduled principal installments of the Term Loan pursuant to SECTION 2.09(c), (ii) SECOND, to the extent of any excess, to reduce permanently the Construction Loan Commitments pursuant to SECTION 2.08(b), and (iii) THIRD, to the extent of any excess, to reduce permanently the Working Capital Loan Commitment pursuant to SECTION 2.08(c).

              (vii) PERMANENT REDUCTION. Amounts prepaid under the Term Loan pursuant to this SECTION 2.07(f) may not be reborrowed and will constitute a permanent reduction in the Term Loan Commitment. Each prepayment shall be accompanied by any amount required to be paid pursuant to SECTION 4.05 hereof.

     (g) MANDATORY PREPAYMENTS OF LOAN OUTSTANDINGS. If for any reason the aggregate amount of all Equipment Advances exceeds fifteen percent (15%) of the Loan Outstandings at any time, the Borrower shall immediately prepay the Loans constituting Equipment Advances in an aggregate amount equal to such excess.

     2.08 TERMINATION OR REDUCTION OF CONSTRUCTION LOAN COMMITMENTS OR WORKING CAPITAL COMMITMENTS.

     (a) VOLUNTARY TERMINATION OR REDUCTION. The Borrower may, upon notice to the Administrative Agent, terminate the Construction Loan Commitments or Working Capital Loan Commitments, or from time to time permanently reduce the Construction Loan Commitments or Working Capital Loan Commitments; PROVIDED that
(i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction,
(ii) any such partial reduction of the Construction Loan Commitment shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) any such partial reduction of the Working Capital Commitment shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof, (iv) the Borrower shall not terminate or reduce the Construction Loan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Construction Loan Outstandings would exceed the total amount of the Construction Loan Commitments, (v) the Borrower shall not terminate or reduce the Working Capital Loan Commitment, after giving effect thereto and to any concurrent prepayments hereunder, the Working Capital Loan Outstandings would exceed the total amount of the Working Capital Loan Commitment and (vi) if, after giving effect to any reduction of the Working Capital Loan Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Working Capital Loan Commitments, each applicable Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Construction Loan Commitments or Working Capital Loan Commitments. Any reduction of the Construction Loan Commitments or Working Capital Loan Commitments shall be applied to the Construction Loan Commitment or Working Capital Loan Commitments, as applicable of, each Lender according to its Construction Loan Commitment Percentage or Working Capital Loan Commitments Percentage, as applicable. All Commitment Fees accrued until the effective date of any termination of the Construction Loan Commitments or Working Capital Commitments, as applicable, shall be paid on the effective date of such termination.

     (b) EXCESS PROCEEDS. If at any time proceeds ("EXCESS PROCEEDS") remain after the prepayment of Term Loans pursuant to SECTION 2.07(f), the Construction Loan Commitments shall be permanently reduced on the date of the required prepayment under SECTION 2.07(f) by an amount equal to the amount of such Excess Proceeds. Any such reduction of the Construction Loan Commitments shall be applied to the Construction Loan Commitment of each Lender according to its Construction Loan Commitment Percentage.

     (c) REMAINING EXCESS PROCEEDS. If at any time Excess Proceeds remain ("REMAINING EXCESS PROCEEDS") after the reduction of the Construction Loan Commitments pursuant to SECTION 2.08(b), the Working Capital Commitments shall be permanently reduced on the date of the required prepayment under SECTION 2.07(f) by an amount equal to the amount of such Remaining Excess Proceeds. Any such reduction of the Working Capital Commitments shall be applied to the Working Capital Commitment of each Lender according to its Working Capital Loan Commitment Percentage.

     2.09     REPAYMENT OF LOANS.

     (a) REPAYMENT OF CONSTRUCTION LOANS AND WORKING CAPITAL LOANS. The Borrower shall repay to the Lenders (i) on the Construction Loan Maturity Date the aggregate principal amount of Construction Loans and (ii) on the Working Capital Loan Maturity Date the aggregate principal amount of Working Capital Loans outstanding on such date.

     (b) REPAYMENT OF SWING LINE LOANS. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Working Capital Loan Maturity Date.

     (c) REPAYMENT OF TERM LOAN. The Borrower shall repay the outstanding principal amount of the Term Loan in consecutive quarterly installments commencing September 30, 2003 as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to SECTION 2.07(f)), in each case unless accelerated sooner pursuant to SECTION 9.02:

                                                         PRINCIPAL
           YEAR               PAYMENT DATE              INSTALLMENT
                                                            ($)
           ---------------------------------------------------------
           2003            September 30, 2003         $ 1,362,500.00
                            December 31, 2003         $ 1,362,500.00
           2004              March 31, 2004           $ 1,362,500.00
                              June 30, 2004           $ 1,362,500.00
                           September 30, 2004         $ 1,362,500.00
                            December 31, 2004         $ 1,362,500.00
           2005              March 31, 2005           $ 1,362,500.00
                              June 30, 2005           $ 1,362,500.00
                           September 30, 2005         $ 1,362,500.00
                            December 31, 2005         $ 1,362,500.00
           2006              March 31, 2006           $ 1,362,500.00
                              June 30, 2006           $ 1,362,500.00

     If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

     2.10 REALLOCATION OF CONSTRUCTION LOAN COMMITMENT AND WORKING CAPITAL COMMITMENT. Provided that no Default or Event of Default shall have occurred and be continuing, in the event the Borrower has Construction Loan Outstandings equal or exceeding $70,000,000, the Borrower may, upon thirty (30) days prior written notice by the Borrower to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, permanently reallocate all or any portion of Working Capital Commitment to the Construction Loan Commitment (any such amount, "REALLOCATED AMOUNT"); PROVIDED that (a) no more than one such notice may be delivered by the Borrower during the term hereof, (b) after giving effect to any such reallocation, the remaining Working Capital Commitment shall equal or exceed an amount equal to the sum of
(i) the Outstanding Amount of Working Capital Loans at such time, (ii) the Outstanding Amount of Swing Line Loans at such time, and (iii) the Outstanding Amount of L/C Obligations at such time, and (c) the Reallocated Amount shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof. The Working Capital Commitments shall be permanently reduced by the amount of the Reallocated Amount and the Construction Loan Commitments shall be permanently increased by amount of the Reallocated Amount.

                                  ARTICLE III.
                             GENERAL LOAN PROVISIONS

     3.01     INTEREST.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; (ii) each Base Rate Loan (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     3.02     FEES. In addition to certain fees described in subsections (i) and
(j) of SECTION 2.05:

     (a) COMMITMENT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with (i) its Construction Loan Commitment Percentage, a commitment fee (the "CONSTRUCTION LOAN COMMITMENT FEE") equal to the Applicable Rate TIMES the actual daily amount by which the Construction Loan Commitments exceed the sum of the Outstanding Amount of Construction Loans and (ii) its Working Capital Loan Commitment Percentage, a commitment fee (the "WORKING CAPITAL LOAN COMMITMENT FEE," and together with the Construction Loan Commitment Fee, the "COMMITMENT FEES") equal to the Applicable Rate TIMES the actual daily amount by which the Working Capital Commitments exceed the sum of (y) the Outstanding Amount of Working Capital Loans (excluding any Outstanding Amount of Swing Line Loans), and (z) the Outstanding Amount of L/C Obligations. The Commitment Fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Construction Loan Maturity Date and the Working Capital Loan Maturity Date. The Commitment Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b)      OTHER FEES.

              (i) The Borrower shall pay to each of the Co-Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times separately agreed upon in writing. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

              (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     3.03 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 3.05(a), bear interest for one day.

     3.04     EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b)      In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     3.05     PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Construction Loan Commitment Percentage, Working Capital Loan Commitment Percentage or Term Loan Percentage, as applicable (or other applicable share as provided herein), of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

              (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

              (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE III, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     3.06 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing

Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
SECTION 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     3.07 SECURITY. The Obligations shall be secured as provided in the Security Documents.

                                   ARTICLE IV.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01     TAXES.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for, from and against (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under SECTION 4.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     4.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     4.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Construction Loan Borrowing or Working Capital Borrowing, as applicable, of Base Rate Loans in the amount specified therein.

     4.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 4.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     4.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

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

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 4.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     4.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Administrative Agent or any Lender claiming compensation under this ARTICLE IV and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     4.07 SURVIVAL. All of the Borrower's obligations under this ARTICLE IV shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE V.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     5.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) LOAN DOCUMENTS, CERTIFICATES AND OPINIONS. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

              (i) executed counterparts of this Agreement, the Security Documents, the Guaranty Agreements and any other applicable Loan Documents, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

              (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

              (iii) a certificate of Responsible Officers of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of each Loan Party executing Loan

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

Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of each Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) the bylaws or other governing document of each Loan Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of each Loan Party authorizing the borrowings contemplated hereunder and the execution, delivery and performance of the Loan Documents to which it is a party, and (D) certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where each Loan Party is qualified to do business;

              (iv) (A) a favorable opinion of Frost Brown Todd LLC, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent, and (B) a favorable opinion of local counsel to each of the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent, in each jurisdiction where a mortgage (or deed of trust, as applicable) is filed as required under the Loan Documents;

              (v) a certificate signed by a Responsible Officer of the Borrower certifying that either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect (including, without limitation, the consent of all third party owners of each Term Loan Subsidiary with respect to the pledge, by the Borrower or a Subsidiary thereof, of the ownership interests owned thereby in such Term Loan Subsidiary and the Collateral Assignment of each Intercompany Note and all collateral security securing the payment of each such Intercompany Note), or (B) stating that no such consents, licenses or approvals are so required;

              (vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in SECTIONS 5.03(a) and
(b) have been satisfied, (B) that since December 31, 2002, there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect upon, the operations, business, assets, liabilities (actual or contingent) or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

              (vii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

              (viii)  an Intercompany Term Loan Note by each Term Loan
Subsidiary;

              (ix) a mortgage (or deed of trust, as applicable) and/or collateral agreement, as applicable, granting a security interest in all present and future assets and properties of the Term Loan Subsidiary (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts, license rights (subject to the rights of the licensees), and general intangibles to secure the prompt payment of the Intercompany Term Loan Note made thereby;

              (x)     a Collateral Assignment of each Intercompany Term Loan
Note;

              (xi) receipt of Borrower's Reorganization Agreement and operating agreement, and the terms and conditions thereof are satisfactory to the Administrative Agent in its sole discretion;

              (xii) receipt of IP Holdco's Organization Documents and the amendments requested by the Administrative Agent thereto, and the terms and conditions thereof are satisfactory to the Administrative Agent in its sole discretion;

              (xiii) receipt of an amendment to the License Agreement, dated April 1, 1997, between IP Holdco and the Borrower, and the terms and conditions thereof are satisfactory to the Administrative Agent in its sole discretion; and

              (xiv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b)      COLLATERAL.

              (i) FILINGS AND RECORDINGS. All filings and recordations that are necessary to perfect the security interests of the Lenders in the Collateral shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

              (ii) PLEDGED COLLATERAL. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents.

              (iii) LIEN SEARCH. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Borrower and the Loan Parties under the UCC (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

              (iv) HAZARD AND LIABILITY INSURANCE. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

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

              (v) TITLE INSURANCE. The Administrative Agent shall have received a marked-up commitment for a policy of title insurance, insuring Lenders' first priority Liens and showing no Liens prior to Lenders' Liens other than for ad valorem taxes not yet due and payable, with title insurance companies acceptable to the Administrative Agent on the real property subject to the Security Documents with the final title insurance policy, being delivered within thirty (30) days after the Closing Date. Further, the Borrowers agree to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent.

              (vi) TITLE EXCEPTIONS. The Administrative Agent shall have received copies of all recorded documents creating exceptions to the title policy referred to in SECTION 5.01(b)(v).

              (vii) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. The Administrative Agent shall have received a certification form from the National Research Center, or any successor agency thereto, regarding each parcel of real property securing any portion of the Obligations.

              (viii) SURVEYS. The Administrative Agent shall have received copies of as-built surveys of a recent date not more than thirty (30) days prior to the Closing Date (or such other date as is acceptable to the Administrative Agent) of each parcel of real property subject to Security Documents certified as of a recent date by a registered engineer or land surveyor. Each such survey shall be accompanied by an affidavit (a "SURVEY AFFIDAVIT") of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including, without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by applicable laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all utilities serving the improvement.

              (ix) ENVIRONMENTAL ASSESSMENTS. The Administrative Agent shall have received a Phase I environmental assessment (such Phase I environmental assessment not to be dated more than two (2) years prior to the Closing Date) and such other environmental report reasonably requested by the Administrative Agent regarding each parcel of real property subject to Security Documents by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions or liabilities in violation of Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

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

              (x) OTHER REAL PROPERTY INFORMATION. The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.

              (xi) ASSET APPRAISALS. Receipt and review of asset appraisal reports satisfactory to the Administrative Agent prepared no more than twelve
(12) months prior to the Closing Date with respect to (A) all of the real and personal property of the Borrower and the Guarantors (other than the Designated JV Subsidiaries) demonstrating that the aggregate amount of the Term Loans does not exceed the sum of (I) 50% of the net book value of equipment owned by the Borrower and the Guarantors (other than the Designated JV Subsidiaries) and (II) 75% of the aggregate face amount of the applicable Intercompany Term Loan Notes securing the Term Loans, and (B) all of the real and personal property of each Term Loan Subsidiary showing that the amount of the Intercompany Term Loan Notes of such Term Loan Subsidiary does not exceed the sum of (I) 80% of the appraised value of the real property being financed or refinanced by such Intercompany Term Loan Note, and (II) 50% of the net book value of equipment being refinanced by such Intercompany Term Loan Note.

     (c) PAYMENT OF FEES. Any fees required to be paid on or before the Closing Date shall have been paid.

     (d) ATTORNEYS FEES. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (e) FINANCIAL CONDITION CERTIFICATE. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrower and each of its Subsidiaries are each Solvent, (B) the Borrower's payables are current and not past due, (C) attached thereto are calculations evidencing compliance on a PRO FORMA basis with the covenants contained in SECTION 8.15, and (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries.

     (f) FINANCIAL STATEMENTS. The Administrative Agent and the Lenders shall have received (A) the consolidating balance sheet of the Borrower and its Subsidiaries and the related consolidating statements of income or operations for the fiscal year ended December 31, 2002 (the "CONSOLIDATING FINANCIAL STATEMENTS"), (B) the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal years ended December 26, 1999, December 31, 2000, December 30, 2001 and December 31, 2002 (the "CONSOLIDATED FINANCIAL STATEMENTS," together with the Consolidating Financial Statements, the "AUDITED FINANCIAL STATEMENTS"), (C) the unaudited consolidating balance sheet of the Borrower and its Subsidiaries and the related consolidating statements of income or operations for the fiscal quarter ended April 1, 2003 (the "CONSOLIDATING QUARTERLY FINANCIAL STATEMENTS"), and (D) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended April 1, 2003 (the "CONSOLIDATING QUARTERLY FINANCIAL STATEMENTS," together with Consolidating Unaudited Quarterly Financial Statement, the "UNAUDITED QUARTERLY FINANCIAL STATEMENTS"), all in form and substance satisfactory to the Administrative Agent and the Lenders and prepared in accordance with GAAP, and such other financial information as the Administrative Agent may reasonably request.

     (g) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Transaction Documents or the consummation of the transactions contemplated thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and the other Loan Documents.

     (h) GOVERNMENTAL AND THIRD PARTY APPROVALS. The Loan Parties shall have received all material governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary (as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

     (i) NOTICE OF BORROWING. The Administrative Agent shall have received a Loan Notice or Swing Line Notice, as applicable, from the Borrower, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans are to be disbursed.

     (j) OTHER DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

     5.02 ADDITIONAL CONDITIONS FOR EACH CONSTRUCTION LOAN. In addition to the conditions set forth in SECTION 5.01, the obligation of each Lender to make each Construction Loan hereunder is subject each time the Borrower requests a Construction Loan to satisfaction of the following conditions:

     (a) Execution and delivery of each of the following, in form and substance satisfactory to the Administrative Agent:

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

              (i) an Intercompany Construction Loan Note by each Guarantor (excluding Guarantors that are wholly-owned Subsidiaries) receiving the proceeds of such Construction Loan;

              (ii) a Collateral Assignment of the Intercompany Construction Loan Note delivered in connection with such Construction Loan;

              (iii) a mortgage (or deed of trust, as applicable) and/or collateral agreement, as applicable, granting a security interest in all present and future assets and properties of the Guarantor (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts, license rights (subject to the rights of the licensees), and general intangibles to secure the prompt payment of the Guaranty Agreement made thereby; and

              (iv)    if applicable, all documents required pursuant to SECTION
7.15 of this Agreement.

     (b) Receipt by the Administrative Agent of such other usual and customary documents, instruments and certificates for construction credit facilities of this type, including, without limitation, those items listed in
SECTION 5.01(b) with respect to the personal and real property being financed or refinanced with the proceeds of such Construction Loan, in form and substance satisfactory to the Administrative Agent.

     (c) Receipt and review of asset appraisal reports satisfactory to the Agents prepared no more than twelve (12) months prior to the request for such Construction Loan with respect to all of the real and personal property of the Borrower or the applicable Guarantor to be financed or refinanced with the proceeds of such Construction Loan demonstrating that such Construction Loan does not exceed the sum of (i) 80% of the aggregate appraised value of the real property and improvements being financed or refinanced with the proceeds of such Construction Loan, and (ii) 50% of the appraised value of the equipment being financed or refinanced with the proceeds of such Construction Loan.

     (d) The Administrative Agent shall have received a Phase I environmental assessment (such Phase I environmental assessment not to be dated more than two (2) years prior to the request for such Construction Loan) and such other environmental report reasonably requested by the Administrative Agent with respect to each parcel of real property of the Borrower or the applicable Guarantor to be financed or refinanced with the proceeds of such Construction Loan by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions or liabilities in violation of Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

     5.03 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of

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

such earlier date, and except that for purposes of this SECTION 5.03, the representations and warranties contained in subsections (a) and (b) of SECTION
6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of SECTION 7.01.

     (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (d) ADDITIONAL DOCUMENTS. The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

     Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 5.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     6.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as now being conducted and hereafter proposed to be conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on SCHEDULE 6.01.

     6.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted
Lien) under, (i) any Contractual Obligation to which such Person is a party or
(ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     6.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental

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Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document. Each of the Borrower and its Subsidiaries (a) has all Governmental Approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties and (b) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law.

     6.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     6.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

     (b) The Unaudited Quarterly Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. SCHEDULE 6.05 sets forth all indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, commitments and Indebtedness.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     (d) As of the Closing Date and after giving effect to each Credit Extension made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

     6.06 LITIGATION. Except as specifically disclosed in SCHEDULE 6.06, there are no actions, suits, investigations or proceedings pending, or overtly threatened in writing, at law, in

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equity, in arbitration or before any Governmental Authority, by or against the
Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     6.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or an Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     6.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to SECTION 7.01, except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by SECTION 8.01.
SCHEDULE 6.08 sets forth a list and explanation thereto of all properties (real estate and improvements) owned by the Borrower or any Guarantor, in fee, lease or ground lease, that will not be subject to a lien in favor of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer pursuant to the Security Documents.

     6.09     ENVIRONMENTAL COMPLIANCE.

     (a) Except as set forth on SCHEDULE 6.09 ("DISCLOSED ENVIRONMENTAL MATTERS"), the properties owned, leased or operated by the Borrower and its Subsidiaries do not contain, any Hazardous Materials in amounts or concentrations which (i) constitute a violation of applicable Environmental Laws or (ii) could give rise to liability under applicable Environmental Laws;

     (b) The Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

     (c) Except for Disclosed Environmental Matters, neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

     (d) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have

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any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

     (e) No judicial proceedings or governmental or administrative action is pending, or overtly threatened in writing, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or such properties or such operations; and

     (f) There has been no release, or to the best of the Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and the Required Lenders not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

     6.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except as set forth on SCHEDULE 6.11, there are no ongoing audits or examinations or, to the knowledge of the Borrower, other investigations by any Governmental Authority of the tax liability of the Borrower and its Subsidiaries. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

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     6.12     ERISA COMPLIANCE.

     (a) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Plans other than those identified on SCHEDULE 6.12.

     (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (c) There are no pending, or overtly threatened in writing, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (d) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code.

     6.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of SCHEDULE
6.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of SCHEDULE 6.13. As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 6.13. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on SCHEDULE 6.13. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the

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issuance of capital stock of the Borrower or its Subsidiaries, except as described on SCHEDULE 6.13.

     6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) Neither the Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X issued by the FRB.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     6.15 MATERIAL CONTRACTS. SCHEDULE 6.15 sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto. Other than as set forth in SCHEDULE 6.15, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Neither the Borrower nor any Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

     6.16 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     6.17 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either

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individually or in the aggregate, could not reasonably be expected to have a
Material Adverse Effect.

     6.18     INTELLECTUAL PROPERTY; LICENSES, ETC. Except as set forth on
SCHEDULE 6.18, IP Holdco, a Subsidiary of the Borrower, owns, or possess the non-exclusive right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of the respective businesses of the Borrower and its Subsidiaries, without conflict with the rights of any other Person. The Borrower and IP Holdco have not received any notice of any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary that infringes upon any rights held by any other Person. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither IP Holdco, the Borrower nor any Subsidiary thereof is liable to any Person for infringement under applicable Law with respect to any such rights as a result of its business operations.

     6.19 EMPLOYEE RELATIONS. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

     6.20 BURDENSOME PROVISIONS. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or applicable Law.

     6.21 TAX SHELTER REGULATIONS. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Committed Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

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     6.22     SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All
representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 7.01, 7.02, 7.03 and 7.11) cause each Subsidiary to:

     7.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a Consolidated and Consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, the related Consolidated and Consolidating statements of income or operations for such Fiscal Year and the related consolidated statements of shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a Consolidated and Consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, the related Consolidated and Consolidating statements of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended and the related consolidated statements of shareholders' equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries on a Consolidated and Consolidating basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

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As to any information contained in materials furnished pursuant to SECTION
7.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

     7.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in the course of its audit (without any obligation to conduct any other independent investigation) no knowledge was obtained of any Default with the terms, covenants, provisions or conditions of Section 8.15 in so far as they relate to accounting matters or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in SECTIONS 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Manager of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower (excluding customary and routine correspondence regarding distributions or financial statements), and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (e) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

     (f) as soon as available, but in any event within thirty (30) days after the end of each calendar month (and, upon the occurrence and during the continuation of a Default, on a more frequent basis if requested by the Administrative Agent), a duly completed certificate (the "MONTHLY REPORTING CERTIFICATE"), in form and substance satisfactory to the Administrative Agent, setting forth in detail as of the last Business Day of such month (i) the Working Capital Outstandings, the Construction in Progress Amount and the calculations thereof, and (ii) the aggregate amount of Equipment Advances, signed by a Responsible Officer of the Borrower; and

     (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan

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Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to SECTION 7.01(a) or (b) or
SECTION 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on SCHEDULE 11.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
SECTION 7.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     7.03     NOTICES. Promptly notify the Administrative Agent and each Lender:

     (a) of (i) the occurrence of any Default or Event of Default, (ii) the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default or (iii) the occurrence of any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; and (iv) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Person.

     (c)      of the occurrence of any ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

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     (e)      of any of the events described in SECTION 2.07(f).

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     7.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) the failure to so pay such liabilities, assessments or levies could not reasonably be expected to have a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness (in an amount equal to or in excess of the Threshold Amount), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     7.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
SECTION 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits and licenses necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.07 MAINTENANCE OF INSURANCE. In addition to the specific insurance requirements of the Security Documents, maintain with Royal Indemnity Ins. Co., Lexington Insurance Company, Royal Surplus Lines Company, or other financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and the Required Lenders not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

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     7.08     COMPLIANCE WITH LAWS. Except where the failure to comply could reasonably be expected to have a Material Adverse Effect, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, and maintain in full force and effect all Governmental Approvals applicable to it or to its business or property.

     7.09 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of SECTION 7.08, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     7.10 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of SECTION 7.08, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under
Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     7.11 COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that the Borrower or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

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     7.12     BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     7.13 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours upon reasonable advance notice to the Borrower; PROVIDED, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to pay for more than one (1) visit per calendar year; PROVIDED, FURTHER, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time and as often as the Administrative Agent or any such Lender may reasonably desire during normal business hours and without advance notice.

     7.14     USE OF PROCEEDS.

     (a) Use the proceeds of the Term Loan for the benefit of the Term Loan Subsidiaries, (i) to refinance existing Indebtedness of the Term Loan Subsidiaries, and (ii) for the other purposes described herein, and not in contravention of any Law or of any Loan Document.

     (b) Use the proceeds of the Construction Loans for the benefit of the Borrower or any Guarantor, (i) to finance or refinance the construction costs of newly completed and/or existing Restaurants owned by the Borrower or such Guarantor, (ii) to finance or refinance equipment owned by the Borrower or any Guarantor, (iii) to fund Permitted Acquisitions, and (iv) for the other purposes described herein, and not in contravention of any Law or of any Loan Document.

     (c) Use the proceeds of the Working Capital Loans, Swing Line Loans and Letters of Credit for the benefit of the Borrower or any Guarantor, (i) for general corporate purposes of the Borrower and the Guarantors, including, without limitation, working capital, capital expenditures in the ordinary course of business, and other lawful corporate purposes, (ii) to refinance existing Indebtedness of the Borrower and the Guarantors which such Restaurants have not yet been completed, (iii) to pay fees and expenses related to the Loans, (iv) to finance the construction costs of Restaurants owned by the Borrower or such Guarantor, and (v) for the other purposes described herein, and not in contravention of any Law or of any Loan Document.

     7.15 ADDITIONAL SUBSIDIARIES. Notify the Administrative Agent at the time that (a) any Person becomes a direct or indirect wholly-owned Subsidiary of the Borrower or a Designated JV Subsidiary, and (b) such Person creates, acquires or engages in any business operations or owns assets with a fair market value in excess of $50,000, and promptly thereafter (and in any event within thirty (30) days) cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) deliver to the Administrative Agent a duly executed supplement to each Security Document and comply with the terms of each Security Document, (c) deliver to the Administrative Agent documents of the types referred to in clauses (iii), (v) and (vi) of SECTION 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses
(a) and (b)) and (d) deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

     7.16 REQUIRED JOINT VENTURE DISTRIBUTIONS. Make Required Joint Venture Distributions within forty-five (45) days after the end of each calendar month.

     7.17 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                  ARTICLE VIII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     8.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a)      Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on SCHEDULE 8.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 8.03(b);

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

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

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 9.01(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens securing Indebtedness permitted under SECTION 8.03(e); PROVIDED that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

     (j) Liens securing Indebtedness permitted under SECTION 8.03(h); PROVIDED that such Liens do not at any time encumber any property other than the property owned by the Joint Venture Subsidiary obligated with respect to such Indebtedness; and

     (k) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker's liens, rights to set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Loan Party or any Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System,
(ii) such deposit account is not intended by the Loan Party or such Subsidiary to provide collateral to the depositary institution and (iii) such deposit account is subject to a control agreement pursuant to the terms of the Security Documents.

     8.02     INVESTMENTS. Make any Investments, except:

     (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

     (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

     (c) Investments of the Borrower in any wholly-owned Subsidiary and Investments of any Subsidiary in the Borrower;

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

     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (e)      Guarantees permitted by SECTION 8.03;

     (f) intercompany loans (i) evidenced by (A) an Intercompany Construction Loan Note or (B) an Intercompany Term Loan Notes, and (ii) made by the Borrower to Subsidiary Guarantors, among Subsidiary Guarantors or to the Borrower from its Subsidiaries;

     (g) Investments in the form of acquisitions of (i) all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, or (ii) all or any portion of the equity ownership interests of a Joint Venture Subsidiary not owned by the Borrower or any Subsidiary thereof (any of the acquisition described in the foregoing clauses (i) and (ii), a "PERMITTED ACQUISITION"); PROVIDED that (1) the entity to be acquired (or with respect to which such acquisition is made) is a going concern, (2) the entity to be acquired shall engage in a business or the assets to be acquired shall be used in a business described in SECTION 8.08, (3) the Borrower shall have delivered to the Administrative Agent prior to the closing date of the acquisition a description of the acquisition, (4) the Borrower shall have certified on or before the closing date of the acquisition, in writing and in a form acceptable to the Administrative Agent and the Lenders, that the acquisition has been approved (if applicable) by the board of directors or equivalent governing body of the entity to be acquired, (5) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition, (6) the Borrower shall have complied with SECTION 7.15, (7) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the closing date of the acquisition demonstrating, in form and substance reasonably satisfactory thereto, the PRO FORMA compliance, immediately before and after the closing date of the acquisition, with each covenant contained in SECTION 8.15, (8) the entity to be acquired is (A) an existing franchisee of the Borrower or Texas Roadhouse Development Corporation, or (B) an existing Joint Venture Subsidiary (or with respect to which such acquisition is made), (9) the Borrower shall have complied with the requirements of SECTION 5.02, and (10) the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such acquisition if the aggregate purchase price of all acquisitions (including, without limitation, all cash payments and other obligations assumed or earn out payments) consummated during the term of this Agreement (including, without limitation, such acquisition) exceeds $15,000,000;

     (h) Investments in connection with the financing of equipment permitted under SECTION 8.03;

     (i) Investments constituting Capital Expenditures permitted under this Agreement;

     (j) Investments (i) existing on the date hereof and listed on SCHEDULE 8.02, or (ii) existing on the date hereof in Subsidiaries existing on the date hereof; and

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

     (k) Investments of the Borrower in any Joint Venture Subsidiary formed after the Closing Date; PROVIDED, HOWEVER, that the aggregate amount of all such Investments during the term hereof shall not exceed $5,000,000 in the aggregate; PROVIDED, FURTHER, that the Borrower may not form more than two (2) Joint Venture Subsidiaries in any Fiscal Year during the term hereof that are engaging in any business operations or own assets with a fair market value in excess of $50,000.

     8.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a)      Indebtedness under the Loan Documents;

     (b)      Indebtedness outstanding on the date hereof and listed on SCHEDULE
8.03 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

     (c) Indebtedness of the Borrower and its Subsidiaries in the form of intercompany loans permitted in SECTION 8.02(f);

     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, PROVIDED that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) Indebtedness in respect of capital leases, and purchase money obligations for fixed or capital assets within the limitations set forth in
SECTION 8.01(i); PROVIDED, HOWEVER, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $3,000,000;

     (f) unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding; PROVIDED that the Borrower shall have complied with the requirements of SECTION 2.07(f);

     (g) Indebtedness of the Borrower and its Subsidiaries under performance bonds, surety bonds, statutory obligations or appeal bonds or with respect to workers' compensation claims or other bonds permitted under SECTION 8.01(e) or SECTION 8.01(f);

     (h) Indebtedness of any Joint Venture Subsidiary formed after the date hereof pursuant to Section 8.02(k); PROVIDED, HOWEVER, that (i) such Indebtedness shall not exceed $15,000,000 in the aggregate during the term hereof, (ii) the terms of such indebtedness comply with Section 8.11, (iii) such Indebtedness shall not be secured by Liens on any assets of the Borrower or any other Subsidiary thereof, and (iv) neither the Borrower nor any other Subsidiary

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

thereof shall be directly liable for or provide any other credit support for any such Indebtedness except for Guarantees expressly permitted pursuant to Section 8.03(i); and

     (i) Guarantees by (i) the Borrower or any Guarantor in respect of Indebtedness otherwise permitted under Section 8.03(a) through Section 8.03(g), and (ii) the Borrower of Indebtedness permitted pursuant to Section 8.03(h); PROVIDED that the aggregate amount of all such guarantees permitted by clause
(ii) of this Section 8.03(i) shall not exceed $7,500,000 in the aggregate during the term hereof.

     8.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Borrower, PROVIDED that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, PROVIDED that (x) when any Guarantor is merging with another Subsidiary, such Guarantor shall be the continuing or surviving Person and (y) when any wholly-owned Subsidiary is merging with another Subsidiary, such wholly-owned Subsidiary shall be the continuing or surviving Person;

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; PROVIDED that if the transferor in such a transaction is (x) a Guarantor, then the transferee must either be the Borrower or a Guarantor which has satisfied all relevant requirements of SECTION 7.15 and (y) a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary which has satisfied all relevant requirements of SECTION 7.15;

     (c) any Guarantor may merge with any other Person in connection with any Permitted Acquisition, PROVIDED that the Guarantor shall be the continuing or surviving Person or the survivor complies with all relevant requirements of
SECTION 7.15 and shall remain a Guarantor; and

     (d) the Borrower may, in connection with an initial public offering of equity securities of the Borrower, convert from a limited liability company to a C corporation (whether in the form of a merger, transfer of shares or assets, statutory conversion or otherwise, PROVIDED, that the surviving entity expressly assumes all the obligations of the Borrower under the Loan Documents) (hereinafter, a "CONVERSION"); PROVIDED that (i) the Borrower shall have delivered written notice of any such Conversion to the Administrative Agent at least thirty (30) days (but no more that forty-five (45) days) prior to such Conversion, (ii) the Borrower shall make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to ensure the continued effectiveness of each Loan Document after the Conversion, as well as the continued effectiveness, priority and perfection after the Conversion of the Liens granted by the Borrower pursuant to the Loan Documents in favor of the Administrative Agent, for the ratable benefit of itself and the other Lenders, and (iii) any adverse tax consequences with respect to, or otherwise resulting from, the Conversion (including, without limitation, (i) tax consequences to the Borrower from the Conversion, and (ii) reasonably

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

anticipated tax consequences resulting from the Borrower's status as a C corporation rather than a limited liability company following the Conversion) shall not have a Material Adverse Effect on the Borrower.

     8.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b)      Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

     (d) Dispositions of property by the Borrower or any Subsidiary to the Borrower or to a wholly-owned Subsidiary which has satisfied any relevant requirements of SECTION 7.15; PROVIDED that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

     (e)      Dispositions permitted by SECTION 8.04;

     (f) non-exclusive licenses of IP Rights by IP Holdco in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

     (g) the lease or license of real or personal property by the Borrower and its Subsidiaries in the ordinary course of business;

     (h) Dispositions by the Borrower and its Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Borrower and its Subsidiaries;

     (i) other Dispositions of property by the Borrower and its Subsidiaries in the ordinary course of business or as otherwise permitted by the Required Lenders; PROVIDED that the Net Cash Proceeds from each such Disposition shall be applied to the mandatory prepayment of the Loans in accordance with
SECTION 2.07(e);

PROVIDED, HOWEVER, that any Disposition pursuant to clauses (a) through (i) shall be for fair market value.

     8.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that as long as no Default or Event of Default is continuing or would result therefrom:

     (a) each Subsidiary may make Restricted Payments (including, without limitation, Required Joint Venture Distributions) to the Borrower and to wholly-owned Subsidiaries (and, in

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

the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

     (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

     (d) so long as the Borrower remains a limited liability company, the Borrower may pay cash distributions (such distributions, "TAX DISTRIBUTIONS") on a quarterly or annual basis, as applicable, in any Fiscal Year to its members in an aggregate amount in any Fiscal Year equal to the income tax payable by such members for the immediately preceding Fiscal Year as reasonably determined by the Borrower to be attributable solely to the income of the Borrower for the Fiscal Year to which the Tax Distributions relate; PROVIDED, FURTHER, that upon an initial public offering of equity securities by the Borrower, so long as the Borrower is in compliance with SECTIONS 8.15 and 8.16, the Borrower may pay an additional one-time distribution to its members (regardless of the record or declaration date or dates thereof) in an amount not greater than 50% of the aggregate Net Cash Proceeds of such public offering provided that the Borrower complies with the mandatory principal prepayments required under SECTION 2.07(f)(ii); and

     (e) Required Shareholder Distributions to the extent not duplicative of Tax Distributions so long as (i) the Borrower demonstrates PRO FORMA compliance with Section 8.15(b) both before and after giving effect thereto, and
(ii) no Default or Event of Default has occurred and is continuing or would result therefrom.

     8.07 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     8.08 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

     8.09 ACCOUNTING CHANGES; ORGANIZATIONAL DOCUMENTS. (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change its Organizational Documents or the Reorganization Agreement in any manner adverse in any respect to the rights or interests of the Lenders.

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

     8.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

     8.11 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor,
(ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; PROVIDED, HOWEVER, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under SECTION 8.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (b) contains covenants more restrictive than the provisions of Articles VII and VIII; or (c) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

     8.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     8.13 IMPAIRMENT OF SECURITY INTERESTS. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under SECTION 8.01 and Dispositions permitted under SECTION 8.05.

     8.14 RESTRICTIONS ON CONDUCT OF IP HOLDCO. IP Holdco shall not (a) be permitted to have any Indebtedness, Liens, material liabilities or material assets (other than IP Rights), including, without limitation, a restriction on
(i) the conduct of IP Holdco's business to holding title of all the intellectual property used in the business and operations of the Borrower and its Subsidiaries, which such limitations and restrictions shall be reflected in the organizational documents of IP Holdco if requested by the Administrative Agent, in its sole discretion, and (ii) dispose of, assign, or transfer any of its intellectual property to a third-party during the term of this Agreement (other than non-exclusive licenses to third parties in the ordinary course of business), or (b) amend, modify or change its Organizational Documents in any manner adverse in any respect to the rights or interests of the Lenders.

     8.15         FINANCIAL COVENANTS.

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

     (a) CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $20,500,000 PLUS (ii) an amount equal to 75% of the Consolidated Net Income earned in each full fiscal quarter ending after December 31, 2002 (with no deduction for a net loss in any such fiscal quarter) PLUS (iii) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such capital stock or other equity interests; PROVIDED, HOWEVER, that Consolidated Tangible Net Worth shall be reduced for any Required Shareholder Distributions and other dividends.

     (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. At any time, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.10 to 1.00.

     (c) CONSOLIDATED LEVERAGE RATIO. As of any Fiscal Quarter end during any period set forth below, permit the Consolidated Leverage Ratio for the four
(4) consecutive Fiscal Quarter period ending on such date to be greater than the corresponding ratio set forth below:

                                                              Maximum
                                                              Consolidated
          Four Fiscal Quarters Ending                         Leverage Ratio
          ---------------------------                         --------------
          Closing Date through June 29, 2004                  3.50 to 1.00
          June 30, 2004 through June 28, 2005                 3.25 to 1.00
          June 29, 2005 through June 30, 2006                 3.00 to 1.00

     8.16 CAPITAL EXPENDITURES. Make or become legally obligated to make, during any period set forth below, any Capital Expenditures in respect of the purchase or other acquisition of any fixed or Capital Assets (excluding normal replacements and maintenance which are properly charged to current operations), except for Capital Expenditures in the ordinary course of business not exceeding in the aggregate for the Borrower and it Subsidiaries the amounts set forth below opposite such period:

                                                            Maximum
                                                            Amount of
                                                            Capital
        Fiscal Year Time Periods                            Expenditures
        ------------------------                            ------------
        January 1, 2003 through December 30, 2003           $45,000,000
        December 31, 2003 through December 28, 2004         $55,000,000
        December 29, 2004 through December 27, 2005         $60,000,000
        December 28, 2005 through December 26, 2006         $65,000,000

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

     8.17 RESTAURANT EXPENDITURE LIMITATIONS. Make any Investments, loans, advances, purchases, distributions, contributions or any transfers related thereto of more than $3,500,000 in the aggregate for any and all costs, expenses and fees associated with the development, acquisition, construction, training, organizing, opening and any other costs related thereto of any one (1) particular Restaurant.

     8.18 CONSOLIDATED NEW UNIT PRE-OPENING COSTS LIMITATIONS. As of any Fiscal Quarter end, permit the average amount of the Consolidated New Unit Pre-Opening Costs for the four (4) consecutive Fiscal Quarters ending on such date to exceed $250,000 per New Unit.

                                   ARTICLE IX.
                         EVENTS OF DEFAULT AND REMEDIES

     9.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

     (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any Commitment Fee or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) SPECIFIC COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 7.01, 7.02, 7.03, 7.05, 7.10, 7.11, 7.12, 7.13, 7.15 or 7.16 or ARTICLE VIII; or

     (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

     (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e)      CROSS-DEFAULT.

              (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or

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holders of such Indebtedness or the beneficiary or beneficiaries of such
Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

              (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

              (iii) The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP; or

     (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h)      JUDGMENTS. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has not disputed coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

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     (i)      ENVIRONMENTAL. The Borrower or any of its Subsidiaries shall be subject to Environmental Liability and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (k) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (l) CHANGE OF CONTROL. There occurs any Change of Control with respect to the Borrower.

     9.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall

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automatically become effective, in each case without further act of the
Administrative Agent or any Lender.

     9.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE IV) payable to the Administrative Agent in its capacity as such;

     SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under ARTICLE IV), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

     THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them;

     FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

     FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to SECTION 2.05(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE X.
                              ADMINISTRATIVE AGENT

     10.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are

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expressly delegated to it by the terms of this Agreement or any other Loan
Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     10.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     10.03 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Syndication Agent nor any Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. Neither the Syndication Agent nor any Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

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     10.04    RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in SECTION 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     10.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     10.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that neither the Syndication Agent nor any Agent-Related Person has made any representation or warranty to it, and that no act by the Syndication Agent or the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Syndication Agent or any Agent-Related Person to any Lender as to any matter, including whether the Syndication Agent or any Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the

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Syndication Agent and the Administrative Agent that it has, independently and without reliance upon the Syndication Agent or any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Syndication Agent or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Syndication Agent and the Administrative Agent herein, the Syndication Agent and the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Syndication Agent or any Agent-Related Person.

     10.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Syndication Agent and each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Syndication Agent and each Agent-Related Person for, from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Syndication Agent or any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Syndication Agent's or such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Syndication Agent or the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Syndication Agent or the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Syndication Agent or the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     10.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as

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though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     10.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and Swing Line Lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     10.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

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Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 2.05(i) and (j), 3.02 and 11.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 3.02 and 11.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     10.11 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to SECTION 11.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) that is subject to a capital lease or purchase money obligation, in each case permitted to be incurred pursuant to SECTION 8.03(e), within ten (10) days following receipt of written notice from the Borrower requesting such release and identifying with reasonable specificity the assets subject to such release;

     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by SECTION 8.01(i); and

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     (c)      to release any Guarantor from its obligations under the Guaranty
Agreements if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreements pursuant to this SECTION 10.11.

     10.12 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger", or "co-lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI.
                                  MISCELLANEOUS

     11.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in SECTION 5.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this SECTION 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial

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covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (e) change SECTION 3.06 or SECTION 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (g) release any Guarantor from the Guaranty Agreements or all or a material portion of the Collateral or release any Security Document (other than asset sales permitted pursuant to SECTION 8.05, in connection with the incurrence of any Indebtedness permitted pursuant to Section 8.03(e), and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     11.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

              (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on SCHEDULE 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

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              (ii)    if to any other Lender, to the address, facsimile number,
electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to ARTICLE II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in SECTION 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender for, from and against all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights,

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remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation, execution, filing and recording of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants retained by the Administrative Agent or any Lender and during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law, other outside experts retained by the Administrative Agent or any Lender. All amounts due under this SECTION 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     11.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Co-Lead Arranger, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the

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"INDEMNIFIED LIABILITIES"); PROVIDED that such indemnity shall not, as to any
Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this SECTION 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     11.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     11.07        SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsections (f) or (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its

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Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to
it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 4.01, 4.04, 4.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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     (d)      Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 4.01, 4.04 and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.09 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 3.06 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under SECTION 4.01 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 4.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 11.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g)      As used herein, the following terms have the following meanings:

              "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

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              "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

              "APPROVED FUND" means any Fund that is administered or managed by
     (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, PROVIDED that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this SECTION 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and
     (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.05(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.06(c).

     11.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or

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thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, PROVIDED that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; PROVIDED that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

     11.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that

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exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     11.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.15   TAX FORMS.

     (a)     (i)     Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to
Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

             (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

             (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under SECTION 4.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 11.15(a); PROVIDED that if such Lender shall have satisfied the requirement of this SECTION 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this SECTION 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to SECTION 4.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

             (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this SECTION 11.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     11.16   GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN NORTH CAROLINA OR OF THE UNITED STATES FOR THE WESTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 TEXAS ROADHOUSE HOLDINGS LLC
                                 By: WKT Restaurant Corp., its Manager


                                 By: /s/ Scott M. Colosi
                                     ----------------------------------
                                 Name: Scott M. Colosi
                                       --------------------------------
                                 Title: Chief Financial Officer
                                        -------------------------------

                                 BANK OF AMERICA, N.A.,
                                 as Administrative Agent

                                 By: /s/ Laura B. Schmuck
                                     ----------------------------------
                                 Name: Laura B. Schmuck
                                       --------------------------------
                                 Title: AGENCY OFFICER,
                                        ASSISTANT VICE-PRESIDENT
                                        -------------------------------

                                 BANK OF AMERICA, N.A., as a Lender, L/C
                                 Issuer and Swing Line Lender

                                 By: /s/ Bryan Hulker
                                     ----------------------------------
                                 Name:  Bryan Hulker
                                        -------------------------------
                                 Title: Senior Vice President
                                        -------------------------------

                                 NATIONAL CITY BANK OF KENTUCKY,
                                 as a Lender

                                 By: /s/ Thomas P. Crockett
                                     ----------------------------------
                                 Name:  Thomas P. Crockett
                                        -------------------------------
                                 Title: Senior Vice President
                                        -------------------------------

                                 BANK ONE,
                                 as a Lender

                                 By: /s/ Paul T. Costel
                                     ----------------------------------
                                 Name:  Paul T. Costel
                                        -------------------------------
                                 Title: First Vice President
                                        -------------------------------

                                 U.S. BANK NATIONAL ASSOCIATION,
                                 as a Lender

                                 By: /s/ Toby B. Rau
                                     ----------------------------------
                                 Name:  Toby B. Rau
                                        -------------------------------
                                 Title: Vice President
                                        -------------------------------

                                 PNC BANK N.A.,
                                 as a Lender

                                 By: /s/ Julie S. Springer
                                     ----------------------------------
                                 Name:  Julie S. Springer
                                        -------------------------------
                                 Title: Assistant Vice President
                                        -------------------------------

                                 FIFTH THIRD BANK, KENTUCKY, INC.,
                                 as a Lender

                                 By: /s/ Richard Whipple
                                     ----------------------------------
                                 Name:  Richard Whipple
                                        -------------------------------
                                 Title: Assistant Vice President
                                        -------------------------------

                                                                       EXHIBIT A

                               FORM OF LOAN NOTICE

                                                        Date: ___________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of July 16, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Texas Roadhouse Holdings LLC, a Kentucky limited liability company (the "BORROWER"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests (select one):

     / / A Borrowing of Construction Loans / / A Borrowing of Working Capital
                                               Loans

     / / A conversion or continuation of Loans

     1.   On ______________________________________ (a Business Day).

     2.   In the amount of $______________________.

     3.   Comprised of ___________________________.
                         [Type of Loan requested]

     4.   For Eurodollar Rate Loans: with an Interest Period of _______ months.

     The Borrowing requested herein complies with the proviso to the first sentence of SECTION 2.01 OR SECTION 2.02 of the Agreement.

                                        TEXAS ROADHOUSE HOLDINGS LLC

                                        By:
                                           --------------------------------
                                        Name:
                                              -----------------------------
                                        Title:
                                              -----------------------------

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To:  Bank of America, N.A., as Swing Line Lender
     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of July 16, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Texas Roadhouse Holdings LLC, a Kentucky limited liability company (the "BORROWER"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests a Swing Line Loan:

     1.   On _______________________________________ (a Business Day).

     2.   In the amount of $ ______________________.

     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of SECTION 2.06 of the Agreement.

                                        TEXAS ROADHOUSE HOLDINGS LLC

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                                                       EXHIBIT C

                                 TERM LOAN NOTE

$______________                                                      _____, 2003

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to __________________________ or registered assigns (the "LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in SECTION 2.06(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreements and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                                        TEXAS ROADHOUSE HOLDINGS LLC
                                        By: WKT Restaurant Corp., its Manager

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                  TERM LOANS AND PAYMENTS WITH RESPECT THERETO

                                                     AMOUNT OF
                                                    PRINCIPAL OR    OUTSTANDING
                                       END OF        INTEREST        PRINCIPAL
             TYPE OF     AMOUNT OF    INTEREST       PAID THIS        BALANCE       NOTATION
  DATE      LOAN MADE    LOAN MADE     PERIOD          DATE          THIS DATE      MADE BY
  ----      ---------    ---------     ------          ----          ---------      -------



                             CONSTRUCTION LOAN NOTE

$______________                                                      _____, 2003




     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to __________________________ or registered assigns (the "LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Construction Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 16, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Construction Loan from the date of such Construction Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in SECTION 2.06(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreements and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Construction Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Construction Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                                        TEXAS ROADHOUSE HOLDINGS LLC
                                        By: WKT Restaurant Corp., its Manager

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

              CONSTRUCTION LOANS AND PAYMENTS WITH RESPECT THERETO

                                                     AMOUNT OF
                                                    PRINCIPAL OR    OUTSTANDING
                                       END OF        INTEREST        PRINCIPAL
             TYPE OF     AMOUNT OF    INTEREST       PAID THIS        BALANCE       NOTATION
  DATE      LOAN MADE    LOAN MADE     PERIOD          DATE          THIS DATE      MADE BY
  ----      ---------    ---------     ------          ----          ---------      -------



                            WORKING CAPITAL LOAN NOTE

$______________                                                      _____, 2003

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to __________________________ or registered assigns (the "LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Working Capital Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 16, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Working Capital Loan from the date of such each Working Capital Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in SECTION 2.06(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreements and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Working Capital Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Working Capital Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                                        TEXAS ROADHOUSE HOLDINGS LLC
                                        By: WKT Restaurant Corp., its Manager

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

             WORKING CAPITAL LOANS AND PAYMENTS WITH RESPECT THERETO

                                                     AMOUNT OF
                                                    PRINCIPAL OR    OUTSTANDING
                                       END OF        INTEREST        PRINCIPAL
             TYPE OF     AMOUNT OF    INTEREST       PAID THIS        BALANCE       NOTATION
  DATE      LOAN MADE    LOAN MADE     PERIOD          DATE          THIS DATE      MADE BY
  ----      ---------    ---------     ------          ----          ---------      -------



                              SWING LINE LOAN NOTE

$2,000,000                                                          ______, 2003

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the "LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 16, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. Swing Line Loans refinanced as Working Capital Loans in accordance with SECTION 2.06(c) of the Credit Agreement shall be payable by the Borrower as Working Capital Loans pursuant to the Working Capital Notes, and shall not be payable under the Swing Line Note as Swing Line Loans. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreements and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                                        TEXAS ROADHOUSE HOLDINGS LLC
                                        By: WKT Restaurant Corp., its Manager

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

               SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

                                                     AMOUNT OF
                                                    PRINCIPAL OR    OUTSTANDING
                                       END OF        INTEREST        PRINCIPAL
             TYPE OF     AMOUNT OF    INTEREST       PAID THIS        BALANCE       NOTATION
  DATE      LOAN MADE    LOAN MADE     PERIOD          DATE          THIS DATE      MADE BY
  ----      ---------    ---------     ------          ----          ---------      -------



                                                                       EXHIBIT D
                         FORM OF COMPLIANCE CERTIFICATE

                                                Financial Statement Date: _____,

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of ___________, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT;" the terms defined therein being used herein as therein defined), among Texas Roadhouse Holdings LLC, a Kentucky limited liability company (the "BORROWER"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of the Borrower, and
that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

      [USE FOLLOWING PARAGRAPH 1 FOR FISCAL YEAR-END FINANCIAL STATEMENTS]

     1. Attached hereto as SCHEDULE 1 are the year-end audited financial statements required by SECTION 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [USE FOLLOWING PARAGRAPH 1 FOR FISCAL QUARTER-END FINANCIAL STATEMENTS]

     1. Attached hereto as SCHEDULE 1 are the unaudited financial statements required by SECTION 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]
     [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

     [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

     4.   The representations and warranties of the Borrower contained in
ARTICLE VI of the Credit Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of SECTION 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of SECTION 7.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

     5. The financial covenant analyses and information set forth on SCHEDULE 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________, _______________.

                                        TEXAS ROADHOUSE HOLDINGS LLC
                                        By: WKT Restaurant Corp., its Manager

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

        For the Fiscal Quarter/Year ended ___________________ ("STATEMENT DATE")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.   SECTION 8.15 (a) - CONSOLIDATED TANGIBLE NET WORTH COVENANT.

     A.   Actual Consolidated Tangible Net Worth at Statement Date:

          1.   Shareholders' Equity of the Borrower and its
               Subsidiaries:                                         $__________

          2.   Intangible Assets of the Borrower and its
               Subsidiaries:                                         $__________

          3.   Consolidated Tangible Net Worth (Line I.A.1 LESS
               Line I.A.2):                                          $__________

     B.   75% of Consolidated Net Income for each full fiscal
          quarter ending after December 31, 2002 (with no deduction
          for a net loss in any such fiscal quarter):                $__________

     C.   Required Shareholder Distributions and other dividends     $__________

     D.   100% of the aggregate increases in Shareholders' Equity of the Borrower after the Closing Date by reason of the
          issuance and sale of capital stock or other equity
          interests of the Borrower or any Subsidiary (other than
          issuances to the Borrower or a wholly-owned Subsidiary),
          including upon any conversion of debt securities of the
          Borrower into such capital stock or other equity
          interests:                                                 $__________

     E.   Minimum required Consolidated Tangible Net Worth
          (Lines ((I.B - I.C) +I.D) PLUS $20,500,000):               $__________

     F.   Excess (deficient) for covenant compliance (Line I.A.3 -
          I.E):                                                      $__________

II.  CONSOLIDATED EBITDAR CALCULATION.

     A. Consolidated EBITDAR for four consecutive fiscal quarters ending on above date ("SUBJECT PERIOD"):

          1.   Consolidated Net Income for Subject Period:           $__________

          2.   Consolidated Interest Charges for Subject Period:     $__________

          3.   Provision for income taxes for Subject Period:        $__________

          4.   Depreciation expenses for Subject Period:             $__________

          5.   Amortization expenses for Subject Period:             $__________

          6. Consolidated EBITDA (Lines II.A .1 + 2 + 3 + 4 + 5):    $__________

          7.   Consolidated Rental Expense for Subject Period:       $__________

          8.   Consolidated EBITDAR (Lines II.A. 6 + II.A. 7):       $__________

III. CONSOLIDATED ADJUSTED FUNDED INDEBTEDNESS CALCULATION.

     A.   Consolidated Adjusted Funded Indebtedness:

          1.   Outstanding principle amount of all obligations at
               Statement Date:                                       $__________

          2.   All purchase money Indebtedness:                      $__________

          3.   All direct obligations under letters of credit,
               bankers acceptances, bank guaranties, and similar
               instruments:                                          $__________

          4.   All obligations in respect of deferred purchase price
               of property or services:                              $__________

          5.   Attributable Indebtedness in respect of capital
               leases:                                               $__________

          6.   All Guarantees (other than Excluded Guarantees) with
               respect to outstanding Indebtedness of the types
               referred to in numbers 1 through 5 above:             $__________

          7.   All Indebtedness of the types referred to in numbers
               1 through 6 above of any partnership or joint venture
               involving the Borrower (other than a joint venture
               that is itself a corporation or limited liability
               company) which such partnership or joint venture is
               not a direct or indirect Subsidiary of the Borrower,
               in which the Borrower or a Subsidiary is a general
               partner or joint venturer, unless such Indebtedness
               is expressly made non-recourse to the Borrower or
               such Subsidiary:                                      $__________

          8.   An amount equal to the product of eight times
               Consolidated Rental Expense for Subject Period:       $__________

          9.   Consolidated Adjusted Funded Indebtedness (Lines
               III.A1 + 2 +3 +4 +5 +6 +7 +8):                        $__________

IV.  SECTION 8.15 (c) - CONSOLIDATED LEVERAGE RATIO COVENANT.

     A.   Consolidated Adjusted Funded Indebtedness at Statement
          Date (Line III.A.9 above):                                 $__________

     B.   Consolidated EBITDAR for Subject Period (Line II.A.8
          above):                                                    $__________

     C.   Consolidated New United Pre-Opening Costs for Subject
          Period (up to the maximum amount permitted by SECTION 8.18 of the Credit Agreement) deducted from Consolidated Net
          Income for Subject Period):                                $__________

     D.   Consolidated Leverage Ratio (Line IV.A DIVIDED BY (Line
          IV.B + Line IV.C)):                                        _______to 1

          Maximum permitted:

                                                            MAXIMUM
                                                          CONSOLIDATED
             FOUR FISCAL QUARTERS ENDING                 LEVERAGE RATIO
             ----------------------------------------------------------
             Closing Date through June 29, 2004           3.50 to 1.00
             July 30, 2004 through June 28, 2005          3.25 to 1.00
             July 29, 2005 through June 30, 2006          3.00 to 1.00

V.   SECTION 8.15 (b) - CONSOLIDATED FIXED CHARGE COVERAGE RATIO COVENANT.

     A. Consolidated EBITDAR for Subject Period (Line II.A.8
        above):                                                      $__________

     B. Consolidated Fixed Charges for Subject Period:

          1.   Consolidated Interest Charges paid or payable in cash
               for such period:                                      $__________

          2.   Amount of scheduled principal payments with respect
               to Indebtedness for such period:                      $__________

          3.   Amount equal to the sum of 1/15th of the Construction
               Loan Outstandings as of the last day of such period
               PLUS 1/15th of the Working Capital Outstandings as of
               the last day of such period:                          $__________

          4.   Consolidated Rental Expense for such period:          $__________

          5.   Dividends and other distributions (including, without
               limitation, Required Shareholder Distributions) paid
               in cash for such period (excluding any dividends and distributions to minority owners of Joint Venture
               Subsidiaries):                                        $__________

          6.   Amount (a LESS b):                                    $__________

               a. Actual cash dividends and distributions to
                  minority owners of Joint Venture Subsidiaries:     $__________

               b. Actual minority ownership expense attributable to
                  such minority owners of the Joint Venture
                  Subsidiaries:                                      $__________

          7.   Assumed Capital Expenditures:                         $__________

          8.   Consolidated Fixed Charges (Lines V.B. 1 + 2+ 3 + 4+
               5+ 6 + 7):                                            $__________

     C. Consolidated Fixed Charge Coverage Ratio (Line V.A DIVIDED
        BY V.B.8):                                                   $__________

     D. Minimum Consolidated Fixed Charge Coverage Ratio of 1.10 to
        1.00.

VI.  SECTION 8.16 -- CAPITAL EXPENDITURES.

     A.   Capital Expenditures made during Fiscal Year to date:      $__________

                                                           MAXIMUM
                                                        AMOUNT OF CAPITAL
        FISCAL YEAR TIME PERIODS                          EXPENDITURES
        -----------------------------------------------------------------
      January 1, 2003 through December 30, 2003         $         45,000,000
     December 31, 2003 through December 28, 2004        $         55,000,000
     December 29, 2004 through December 27, 2005        $         60,000,000
     December 28, 2005 through December 26, 2006        $         65,000,000

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:   ______________________________

2.   Assignee:   ______________________________ [and is an
          Affiliate/Approved Fund of [IDENTIFY LENDER]]

3. Borrower: Texas Roadhouse Holdings LLC, a Kentucky limited liability company

4.   Administrative Agent: Bank of America, N.A.

5. Credit Agreement: The Credit Agreement, dated as of July 16, 2003, among Texas Roadhouse Holding LLC, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6.   Assigned Interest:

                                  Aggregate
                                  Amount of                 Amount of              Percentage
                               Commitment/Loans          Commitment/Loans          Assigned of
      FACILITY ASSIGNED        FOR ALL LENDERS               ASSIGNED           COMMITMENT/LOANS
      -----------------        ---------------          -----------------       ----------------
                              $________________         $________________                      %
                              $________________         $________________                      %
                              $________________         $________________                      %

[7.  Trade Date:   __________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                ASSIGNOR
                                                [NAME OF ASSIGNOR]

                                                By:
                                                   -------------------------
                                                   Title:

                                                ASSIGNEE
                                                [NAME OF ASSIGNEE]

                                                By:
                                                   -------------------------
                                                   Title:
Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
   --------------------------------
   Title:

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

     Credit Agreement, dated July 16, 2003, among Texas Roadhouse Holding LLC, a Kentucky limited liability company, the lenders, and Bank of America, N.A., as Administrative Agent]

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

          1.   REPRESENTATIONS AND WARRANTIES.

          1.1. ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

                                                                  EXECUTION COPY

                                                                     EXHIBIT F-1

                          UNLIMITED SUBSIDIARY GUARANTY

     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation heretofore or hereafter from time to time made or granted to TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company (the "BORROWER") for the benefit of the Borrower and its Subsidiaries (including, without limitation, the Guarantor, as defined below) pursuant to that certain Credit Agreement dated July 16, 2003 (the "CREDIT AGREEMENT"), between the Borrower, each lender party thereto (collectively, the "LENDERS") and BANK OF AMERICA, N.A., as administrative agent for the Lenders thereunder (the "ADMINISTRATIVE AGENT"), the undersigned Guarantor (whether one or more the "GUARANTOR", and if more than one jointly and severally) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

     1. GUARANTY. The Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all "Obligations" as defined in the Credit Agreement, and any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower to the Administrative Agent and the Lenders arising under the Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, attorneys' fees and expenses incurred by the Administrative Agent and the Lenders in connection with the collection or enforcement thereof) (collectively, the "GUARANTEED OBLIGATIONS"). The Administrative Agent's and each of the Lender's books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty. The obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

     2. NO SETOFF OR DEDUCTIONS; TAXES. The Guarantor represents and warrants that it is incorporated or formed and a resident in the United States of America. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If the Guarantor must make a payment under this Guaranty, the Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Lender so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, the Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which the Administrative Agent's or any of the Lender's principal office or actual lending office is located and (b) measured by the United States taxable income the Administrative Agent and the Lenders would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by the Guarantor's country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, the Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Administrative Agent and the Lenders receives the sum they would have received had no such deduction or withholding been made and shall also pay to the Administrative Agent and the Lenders, on demand, all additional amounts which the Administrative Agent and the Lenders specify as necessary to preserve the after-tax yield the Administrative Agent and the Lenders would have received if such taxes had not been imposed.

     The Guarantor shall promptly provide the Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

     3. NO TERMINATION. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Administrative Agent and the Lenders or facilities provided by the Administrative Agent and the Lenders with respect to the Guaranteed Obligations are terminated. At the Administrative Agent's option, all payments under this Guaranty shall be made to an office of the Administrative Agent located in the United States and in U.S. Dollars.

     4. WAIVER OF NOTICES. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which the Guarantor might otherwise be entitled.

     5. SUBROGATION. The Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Administrative Agent and the Lenders or facilities provided by the Administrative Agent and the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

     6. WAIVER OF SURETYSHIP DEFENSES. The Guarantor agrees that the Administrative Agent and the Lenders may, at any time and from time to time, and without notice to the Guarantor, make any agreement with the Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed

Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantor under this Guaranty. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor's obligations exceed or are more burdensome than those of the Borrower and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder. The Guarantor waives any right to enforce any remedy which the Administrative Agent or the Lenders now have or may hereafter have against the Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or the Lenders. Further, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

     7. EXHAUSTION OF OTHER REMEDIES NOT REQUIRED. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. The Guarantor waives diligence by the Administrative Agent or the Lenders and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Administrative Agent or the Lenders to exhaust any right or remedy or to take any action against the Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against the Guarantor, including but not limited to the benefits of N.C. General Statutes Sections 26-7 through 26-9 inclusive, as amended, or any similar statute.

     8. REINSTATEMENT. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

     9. SUBORDINATION. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantor as subrogee of the Administrative Agent and the Lenders or resulting from the Guarantor's performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If the Administrative Agent so requests, any such obligation or indebtedness of the Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Administrative Agent and the Lenders and the proceeds thereof shall be paid over to the Administrative Agent and the Lenders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

     10. INFORMATION. The Guarantor agrees to furnish promptly to the Administrative Agent any and all financial or other information regarding the Guarantor or its property as the Administrative Agent may reasonably request in writing.

     11. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Administrative Agent.

     12. EXPENSES. The Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Administrative Agent's and each of the Lender's rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Lender in any case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States
Code) or any similar or successor statute. The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

     13. AMENDMENTS. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor.

     14. NO WAIVER; ENFORCEABILITY. No failure by the Administrative Agent or the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

     15. ASSIGNMENT; GOVERNING LAWS; JURISDICTION. This Guaranty shall (a) bind the Guarantor and its successors and assigns, PROVIDED that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Administrative Agent or the Lenders and their successors and assigns and the Administrative Agent or the Lenders may, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, assign or sell their participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of North Carolina. The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Charlotte, North Carolina in any action or proceeding arising out of or relating to this Guaranty, and
(ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Administrative Agent or the Lenders in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below. The Guarantor agrees that the Administrative Agent or the Lenders may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the

Administrative Agent's or the Lender's possession concerning the Guarantor, this Guaranty and any security for this Guaranty.

     16. CONDITION OF THE BORROWER. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that the Administrative Agent and the Lenders have no duty, and the Guarantor is not relying on the Administrative Agent or the Lenders at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower.

     17. SETOFF. If and to the extent any payment is not made when due hereunder, the Administrative Agent or the Lenders may setoff and charge from time to time any amount so due against any or all of the Guarantor's accounts or deposits with the Administrative Agent or the Lenders.

     18. OTHER GUARANTEES. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Administrative Agent and the Lenders or any term or provision thereof.

     19. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (e) by virtue of its relationship with the Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of the Guarantor and it has received adequate consideration for this Guaranty; and (f) the financial information, that has been delivered to the Administrative Agent and the Lenders by or on behalf of the Guarantor, is complete and correct in all respects and accurately presents the financial condition and the operational results of the Guarantor and since the date of the most recent financial statements delivered to the Administrative Agent and the Lenders, there has been no material adverse change in the financial condition or operational results of the Guarantor.

     20. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     21. LIMITATIONS. Notwithstanding anything herein to the contrary, under no circumstances shall the maximum aggregate liability of the Guarantor hereunder exceed the amount of $100,000,000, plus payment of interest accruing on the guaranteed indebtedness, and fees, charges and costs of collecting the guaranteed indebtedness, including reasonable attorneys' fees. Further this Guaranty shall terminate on July 16, 2006; PROVIDED, HOWEVER, the termination of this Guaranty on said date shall not affect the liability of the Guarantor with respect to obligations created or incurred prior to said date, or extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to obligations on or after said date.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, the undersigned hereby causes this Guaranty to be executed and delivered as of the date first above written.

                                        TEXAS ROADHOUSE OF
                                        _________________________________
                                        BY: TEXAS ROADHOUSE HOLDINGS LLC, ITS
                                           __________________________
                                        BY: WKT RESTAURANT CORP., ITS MANAGER

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        Address:
                                                --------------------------------

                                                                     EXHIBIT F-2

                           LIMITED SUBSIDIARY GUARANTY
                          (DESIGNATED JV SUBSIDIARIES)

     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation heretofore or hereafter from time to time made or granted to TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company (the "BORROWER") for the benefit of the Borrower and its Subsidiaries (including, without limitation, the Guarantor, as defined below) pursuant to that certain Credit Agreement dated July 16, 2003 (the "CREDIT AGREEMENT"), between the Borrower, each lender party thereto (collectively, the "LENDERS") and BANK OF AMERICA, N.A., as administrative agent for the Lenders thereunder (the "ADMINISTRATIVE AGENT"), the undersigned Guarantor (whether one or more the "GUARANTOR", and if more than one jointly and severally) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

     1. GUARANTY. The Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower to the Administrative Agent and the Lenders arising under the Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, attorneys' fees and expenses incurred by the Administrative Agent and the Lenders in connection with the collection or enforcement thereof) (collectively, the "GUARANTEED OBLIGATIONS"). The Administrative Agent's and each of the Lender's books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.

     The liability of the Guarantor under this Guaranty (exclusive of liability under any other guaranties executed by the Guarantor) shall not exceed at any one time the total of (a) the aggregate amount of proceeds received by the Guarantor directly or indirectly from the Borrower of any Constructions Loans, Working Capital Loans, Swing Line Loans or Letters of Credit (all as defined in the Credit Agreement) or any other financial accommodations under the Credit Agreement (collectively, such amount, the "MAXIMUM PRINCIPAL AMOUNT") and (b) all interest, fees, and other costs and expenses of the Borrower relating to or arising out of the Guaranteed Obligations or such part of the Guaranteed Obligations as shall not exceed the foregoing limitation. The Administrative Agent may permit the Guaranteed Obligations of the Borrower to exceed the Maximum Principal Amount, and may apply any amounts received from any source, other than from the Guarantor, to the unguaranteed portion of the Borrower's indebtedness. Any payment by the Guarantor shall not reduce the maximum obligation of the Guarantor hereunder. The obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

     2. NO SETOFF OR DEDUCTIONS; TAXES. The Guarantor represents and warrants that it is incorporated or formed and a resident in the United States of America. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If the Guarantor must make a payment under this Guaranty, the Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Lender so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, the Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income
(a) imposed by the country or any subdivision of the country in which the Administrative Agent's or any of the Lender's principal office or actual lending office is located and (b) measured by the United States taxable income the Administrative Agent and the Lenders would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by the Guarantor's country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, the Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Administrative Agent and the Lenders receives the sum they would have received had no such deduction or withholding been made and shall also pay to the Administrative Agent and the Lenders, on demand, all additional amounts which the Administrative Agent and the Lenders specify as necessary to preserve the after-tax yield the Administrative Agent and the Lenders would have received if such taxes had not been imposed.

     The Guarantor shall promptly provide the Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

     3. NO TERMINATION. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Administrative Agent and the Lenders or facilities provided by the Administrative Agent and the Lenders with respect to the Guaranteed Obligations are terminated. At the Administrative Agent's option, all payments under this Guaranty shall be made to an office of the Administrative Agent located in the United States and in U.S. Dollars.

     4. WAIVER OF NOTICES. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which the Guarantor might otherwise be entitled.

     5. SUBROGATION. The Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Administrative Agent and the Lenders or facilities provided by the Administrative Agent and the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

     6. WAIVER OF SURETYSHIP DEFENSES. The Guarantor agrees that the Administrative Agent and the Lenders may, at any time and from time to time, and without notice to the Guarantor, make any agreement with the Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantor under this Guaranty. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor's obligations exceed or are more burdensome than those of the Borrower and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder. The Guarantor waives any right to enforce any remedy which the Administrative Agent or the Lenders now have or may hereafter have against the Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or the Lenders. Further, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

     7. EXHAUSTION OF OTHER REMEDIES NOT REQUIRED. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. The Guarantor waives diligence by the Administrative Agent or the Lenders and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Administrative Agent or the Lenders to exhaust any right or remedy or to take any action against the Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against the Guarantor, including but not limited to the benefits of N.C. General Statutes Sections 26-7 through 26-9 inclusive, as amended, or any similar statute.

     8. REINSTATEMENT. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

     9. SUBORDINATION. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantor as subrogee of the Administrative Agent and the Lenders or resulting from the Guarantor's performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If the Administrative Agent so requests, any such obligation or indebtedness of the Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Administrative Agent and the Lenders and the proceeds thereof shall be paid over to the Administrative Agent and the Lenders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

     10. INFORMATION. The Guarantor agrees to furnish promptly to the Administrative Agent any and all financial or other information regarding the Guarantor or its property as the Administrative Agent may reasonably request in writing.

     11. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Administrative Agent.

     12. EXPENSES. The Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Administrative Agent's and each of the Lender's rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Lender in any case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States
Code) or any similar or successor statute. The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

     13. AMENDMENTS. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor.

     14. NO WAIVER; ENFORCEABILITY. No failure by the Administrative Agent or the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

     15. ASSIGNMENT; GOVERNING LAWS; JURISDICTION. This Guaranty shall (a) bind the Guarantor and its successors and assigns, PROVIDED that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Administrative Agent or the Lenders and their successors and assigns and the Administrative Agent or the Lenders may, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, assign or sell their participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of North Carolina. The Guarantor hereby irrevocably
(i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Charlotte, North Carolina in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Administrative Agent or the Lenders in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below. The Guarantor agrees that the Administrative Agent or the Lenders may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Administrative Agent's or the Lender's possession concerning the Guarantor, this Guaranty and any security for this Guaranty.

     16. CONDITION OF THE BORROWER. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that the Administrative Agent and the Lenders have no duty, and the Guarantor is not relying on the Administrative Agent or the Lenders at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower.

     17. SETOFF. If and to the extent any payment is not made when due hereunder, the Administrative Agent or the Lenders may setoff and charge from time to time any amount so due against any or all of the Guarantor's accounts or deposits with the Administrative Agent or the Lenders.

     18. OTHER GUARANTEES. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Administrative Agent and the Lenders or any term or provision thereof.

     19. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (e) by virtue of its relationship with the Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of the Guarantor and it has received adequate consideration for this Guaranty; and (f) the financial information, that has been delivered to the Administrative Agent and the Lenders by or on behalf of the Guarantor, is complete and correct in all respects and accurately presents the financial condition and the operational results of the Guarantor and since the date of the most recent financial statements delivered to the Administrative Agent and the Lenders, there has been no material adverse change in the financial condition or operational results of the Guarantor.

     20. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, the undersigned hereby causes this Guaranty to be executed and delivered as of the date first above written.

                                      TEXAS ROADHOUSE OF
                                      ___________________________________

                                        BY: TEXAS ROADHOUSE HOLDINGS LLC, ITS
                                        ______________________

                                           BY: WKT RESTAURANT CORP., ITS MANAGER


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      Address:
                                              ----------------------------------

                                                                       EXHIBIT G

                                INTERCOMPANY NOTE


$_______________                                      Date: _____________, 200__

     FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender _______ ______________________ Dollars ($___________ ) (the "LOAN"). Borrower also promises to pay to the order of Lender interest upon the outstanding principal balance of the Loan at a rate equal to the Interest Rate (except to the extent otherwise set forth below). Borrower shall pay to Lender, on each Payment Date commencing August 1, 2003, all accrued and unpaid interest then outstanding on the Loan. The outstanding principal amount of the Loan shall be repaid in equal consecutive monthly installments on each Payment Date commencing August 1, 2003 based upon a seven (7) year straight-line amortization with the remaining unpaid balance, together with all accrued interest thereon, to be paid in full on the Term Loan Maturity Date.

     Borrower may not prepay the principal amount of the Loan unless (i) the Borrower obtains the prior written consent of each Lender and the Administrative Agent (which consent may be withheld in Administrative Agent's sole discretion) and, if such prepayment is consented to by each such Person, such prepayment shall be in the amounts and upon the terms approved by the Administrative Agent, or (ii) one hundred percent (100%) of the aggregate proceeds of such prepayment paid by the Borrower to the Lender is applied by the Lender to pay loans outstanding under the Master Credit Agreement in the manner set forth in SECTION 2.07(f)(vi) of the Master Credit Agreement.

     While and so long as no Event of Default is continuing, interest shall accrue, commencing on the date hereof, at the Interest Rate upon the daily principal balance of this Note, based on a three hundred sixty-five (365) day year, for the actual number of days elapsed since the date to which interest has been paid. While and so long as an Event of Default is continuing, interest shall accrue, commencing on the date of the occurrence of the Event of Default, at the applicable Default Interest Rate upon the daily principal balance of this Note, based on a three hundred sixty-five (365) day year, for the actual number of days elapsed since the date on which such Event of Default commenced.

     If any sum of principal or interest is not paid within fifteen (15) days after the date when due, then, in addition to and not in lieu of any other rights or remedies available to Lender, Borrower shall pay to Lender, on demand, a late fee in an amount equal to five percent (5%) of such sum.

     Payments required hereunder shall be made in lawful money of the United States of America in immediately available funds at Lender's main office. If required payment hereunder shall become due on a Saturday, Sunday, or public holiday under the laws of the Commonwealth of Kentucky, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

     Lender is authorized to make, from time to time and based upon Lender's records, notations on its records as to the date and amount of each payment of principal and interest received by Lender, the principal balance of this Note, and the date to which interest has been paid.

     Any request, notice, or demand by or on behalf of Lender, five (5) days after the date when delivered, or deposited for delivery, postage prepaid, by certified or registered United States mail to Borrower at 6040 Dutchmans Lane, Suite 400, Louisville, Kentucky 40205, shall constitute, but shall not preclude other means of, an effective request, notice, or demand. Borrower waives all notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note (including, without limitation, diligence, demand, protest, presentment, notice of non-payment, notice of demand, notice of protest and notice of dishonor). All provisions of this Note shall be governed by, and interpreted in a manner consistent with, applicable State and United States law. To the extent of any inconsistency or conflict between applicable State and United States law, the provision of law most favoring Lender shall control. Unenforceability of any provision or any application of any provision of this Note in any jurisdiction shall not affect the enforceability of such provision or such application in any other jurisdiction or of any other provision or any other application of any provision of this Note.

     Borrower hereby agrees that so long as the Loan shall remain outstanding, Borrower shall not, as of any Fiscal Quarter end, permit the Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarter period ending on such date, to be less than 1.20 to 1.00.

     This Note is secured by the Security Documents. Borrower acknowledges that Lender intends to assign its right, title and interest in, to and under this Note and the Security Documents to Administrative Agent, pursuant to the Collateral Assignment, to secure Lender's obligations under the Master Credit Agreement and the agreements, documents and instruments executed and delivered in connection therewith.

     Any amendment or waiver of any provision of this Note or any waiver of any right or remedy otherwise available to Lender must be in writing and signed by Lender, and shall be null and void and of no effect unless consented to in writing by Administrative Agent (which consent may be withheld in Administrative Agent's sole discretion). All rights and remedies available to Lender (including, without limitation, any as a secured party pursuant to the provisions of Article 9 of the UCC) shall be cumulative.

     At any time during the continuance of any Event of Default, at the option of Lender, in addition to and not in lieu of any other rights or remedies available to Lender at law or in equity, all Obligations, together with costs of collection and reasonable attorneys' fees, shall become due and payable without further notice or demand, and without relief from valuation and appraisement laws.

     Notwithstanding anything to the contrary contained herein, the obligations of Borrower to Lender under this Note are subject to the limitation that payments of interest to Lender shall not be required to the extent that receipt by Lender of any such payment by Borrower would be contrary to provisions of governmental requirements applicable to Lender which limit the maximum rate of interest which may be charged or collected by Lender.

     As used in this Note:

     "ADMINISTRATIVE AGENT" means Bank of America, N.A., a national banking association, in its capacity as administrative agent (and any successor thereto) for the benefit of the "Lenders," the "Swing Line Lender" and the "L/C Issuer" party to (and as such terms are defined in) the Master Credit Agreement.

     "ASSUMED CAPITAL EXPENDITURES" means, for any four (4) quarter period, an amount equal to $30,000.

     "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

     "BORROWER" means the Person executing this Note and its successors and assigns; provided, however, that Borrower may not assign or otherwise transfer any Obligation evidenced by this Note without the prior written consent of each of Lender and Administrative Agent, which consent may be withheld in the sole discretion of either Lender or Administrative Agent.

     "CAPITAL EXPENDITURE" means the amount of any purchase or other acquisition which would, in accordance with GAAP, be required to be classified and accounted for as a capital asset on Borrower's balance sheet.

     "COLLATERAL ASSIGNMENT" means that certain Collateral Assignment of Note, Mortgage/Deed of Trust, Assignment of Leases and Rents, Collateral Agreement and Fixture Filing, and Collateral Agreement made by Lender in favor of Administrative Agent, dated of even date herewith (as amended, modified, renewed, replaced, restated or extended from time to time), pursuant to which Lender shall assign its right, title and interest in, to and under this Note and the Security Documents to Administrative Agent to secure Lender's obligations under the Master Credit Agreement and the agreements, documents and instruments executed and delivered in connection therewith.

     "DEFAULT INTEREST RATE" a rate of interest per annum equal to the Interest Rate plus two percent (2%) per annum

     "EBITDA" means, for any period, for Borrower, an amount equal to Net Income for such period PLUS the following to the extent deducted in calculating such Net Income: (a) Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable (but not any tax loss or refund) by Borrower for such period, and (c) the amount of depreciation and amortization expense deducted in determining such Net Income.

     "EBITDAR" means, for any period, the sum of EBITDA PLUS Rental Expense for such period.

     "EVENT OF DEFAULT" shall mean the failure of Borrower to pay any sums due under this Note when due, or the occurrence of any other event of default under any of the Security Documents.

     "FISCAL QUARTER" means each of the four periods of thirteen (13) consecutive weeks which make up the Fiscal Year.

     "FISCAL YEAR" means the Borrower's Fiscal Year, which is the period of fifty-two (52) consecutive weeks ending on the fifty-second (52) Tuesday of the calendar year.

     "FIXED CHARGES" means, for any period, the sum of the following determined for Borrower in accordance with GAAP: (a) Interest Charges paid or payable in cash for such period, (b) the amount of scheduled principal payments with respect to Indebtedness for such period, (c) Rental Expense for such period, and
(d) Assumed Capital Expenditures.

     "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) EBITDAR for the period of the four Fiscal Quarters most recently ended TO (b) Fixed Charges for such period.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases; and (g) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "INTEREST CHARGES" means, for any period, for Borrower, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Borrower in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of Rental Expense with respect to such period under capital leases that is treated as interest in accordance with GAAP, and (c) the amount of net settlement obligations of Borrower under any Swap Contract respecting interest rate management and relating to the spread between the fixed interest rate under such Swap Contract and the floating interest rate hedged thereby.

     "INTEREST RATE" means a rate of interest per annum equal to the average monthly rate of interest for all "Term Loans," as defined in the Master Credit Agreement, for the month immediately preceding the applicable Payment Date (such interest rate is subject to fluctuation in accordance with the terms and provisions contained in the Master Credit Agreement); PROVIDED, HOWEVER, that upon execution of "Swap Contracts," as defined in the Master Credit Agreement, with an aggregate notional principal amount equal to 100% of the outstanding "Term Loans", the average rate of interest per annum for all "Term Loans" shall be calculated after giving effect to such "Swap Contracts".

     "LENDER" means Texas Roadhouse Holdings LLC, a Kentucky limited liability company, and its successors and assigns.

     "LOAN" has the meaning assigned to that term above.

     "MASTER CREDIT AGREEMENT" means that certain Credit Agreement among Lender, Administrative Agent, the "Lenders" party thereto, the "Swing Line Lender" party thereto, and the "L/C Issuer" party thereto, dated July 16, 2003, as amended, modified, renewed, replaced, restated or extended from time to time.

     "OBLIGATIONS" means all present or future obligations, indebtedness, and liabilities of Borrower owed to Lender of whatever kind and however evidenced, including, without limitation, all renewals thereof, extensions thereof, restatements thereof, amendments thereto, and substitutions therefor; and "OBLIGATION" means any of the Obligations. Obligations also include, without limitation, the Loan.

     "NET INCOME" means, for any period, for Borrower, the net income of Borrower ((excluding (I) extraordinary or one-time gains and (II) extraordinary or one-time non-cash losses) and (including extraordinary or one-time cash losses to the extent not offset by extraordinary or one-time cash gains during the same fiscal period) for that period.

     "PAYMENT DATE" means the first business day of each calendar month.

     "PERSON" shall be defined as set forth in Article 1 of the UCC.

     "RENTAL EXPENSE" shall mean, for any period, for Borrower, the operating lease expense of Borrower determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to the consolidated financial statements of the Lender and its Subsidiaries.

     "REQUIRED JOINT VENTURE DISTRIBUTIONS" means the required monthly distributions of the maximum amount of "net cash flow" (as defined in the Borrower's operating documents) to its equity holders in accordance with the terms and conditions of the Borrower's operating documents.

     "SECURITY DOCUMENTS" means (i) that certain Mortgage/Deed of Trust, Assignment of Leases and Rents, Collateral Agreement and Fixture Filing made by Borrower in favor of or for the benefit of Lender, dated of even date herewith, and/or (ii) that certain Collateral Agreement made by Borrower in favor of Lender, dated of even date herewith, as applicable, as either of such documents may be amended, modified, renewed, replaced, restated or extended from time to time.

     "STATE" means the State of North Carolina.

     "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

     "TERM LOAN MATURITY DATE" means June 30, 2010.

     "UCC" means the Uniform Commercial Code of the State of North Carolina, as amended; any reference in this Note to any provision of the UCC shall be deemed to incorporate such provision as if fully set forth in this Note.

     BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER AND LENDER IN

CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BOTH BORROWER AND LENDER.

                            (SIGNATURE PAGE FOLLOWS)

                                      "BORROWER"

                                      TEXAS ROADHOUSE OF [____________
                                      ______], a________________________________

                                        By: Texas Roadhouse Holdings LLC, its
                                        __________________

                                           By: WKT Restaurant Corp., its manager

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                     ALLONGE

     This Allonge forms a part of that certain Intercompany Note dated ______________________, 2003 made by TEXAS ROADHOUSE OF
[_________________________________] payable to the order of Texas Roadhouse
Holdings LLC.

     Pay to the order of _______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
, its successors and/or assigns.

     This Assignment is made without representation, recourse or warranty by Assignor except to the extent set forth in that certain Collateral Assignment of Note, Mortgage/Deed of Trust, Assignment of Leases and Rents, Collateral Agreement and Fixture Filing, and Collateral Agreement dated ________________, 200__ made by Assignor in favor of Bank of America, N.A. in its capacity as Administrative Agent.

                            (Signature Page Follows)

                                 TEXAS ROADHOUSE HOLDINGS LLC, a
                                 Kentucky limited liability company, as Assignor
                                 By: WKT Restaurant Corp., its manager

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT H

STATE OF _______________________

COUNTY OF _____________________


THIS INSTRUMENT PREPARED BY
AND SHOULD BE RETURNED TO:

Corley Holt, Esq.
KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P
Hearst Tower
214 North Tryon Street, 47th Floor
Charlotte, North Carolina 28202
(704) 331-7436


                            COLLATERAL ASSIGNMENT OF
               NOTE, MORTGAGE/DEED OF TRUST, COLLATERAL AGREEMENT,
                               AND FIXTURE FILING

     This COLLATERAL ASSIGNMENT OF NOTE, MORTGAGE/DEED OF TRUST, COLLATERAL AGREEMENT, AND FIXTURE FILING ("Assignment") is entered into as of July __, 2003, by and between TEXAS ROADHOUSE HOLDINGS LLC, a limited liability company organized under the laws of Kentucky, having an office located at 6040 Dutchmans Lane, Suite 400, Louisville, Kentucky 40205 ("Borrower"), and BANK OF AMERICA, N.A. a national banking association, as Administrative Agent pursuant to, for the benefit of various lenders, the swing line lender and the letter of credit issuer party to, that certain Credit Agreement of even date herewith by and among Borrower, the lenders party thereto, the swing line lender party thereto, the letter of credit issuer party thereto, and Bank of America, N.A., as administrative agent (as amended, modified, renewed, replaced, restated or extended from time to time, the "Credit Agreement"), together with its successors and assigns, having an office at 231 South LaSalle Street, Mail Code: IL1-231-0803, Chicago, Illinois 60697 (in such capacity, "Administrative Agent").

                                   WITNESSETH

     WHEREAS, Borrower is the present owner and holder of one or more of those certain Intercompany Notes of even date herewith executed by _________________, a _________________ ("Owner"), payable to the order of Borrower, in the original principal sum of_______________________ and __100 Dollars ($_______________),
(as amended, restated, renewed, consolidated, supplemented or otherwise modified from time to time, individually or collectively, the "First Lien Note") in connection with the refinancing of certain real property and improvements thereon and/or personal property, as applicable, situated in the City ___________, County of _______ and State of ___________ as more particularly described on EXHIBIT A annexed hereto and made a part hereof (said real property, and the improvements thereon, being collectively referred to as the "PREMISES"); and

     WHEREAS, the obligations of Owner to Borrower under the First Lien Note are secured by (i) that certain Mortgage/Deed of Trust, Collateral Agreement and Fixture Filing from Owner of even date herewith made by Owner as grantor in favor of Borrower as beneficiary to be recorded in the real estate records of ________ County, ________________ (as amended, modified, renewed, restated, replaced or extended from time to time, the "First Lien Mortgage") covering Owner's interest in the Premises and/or (ii) that certain Collateral Agreement of even date herewith made by Owner in favor of Borrower (as amended, modified, renewed, replaced, restated or extended from time to time, the "First Lien Collateral Agreement") covering Owner's interest in the personal property described therein (the "Personal Property"), as applicable, (such First Lien Note, First Lien Mortgage and First Lien Collateral Agreement, together with all other documents and instruments evidencing, securing or pertaining to the advances evidenced by the First Lien Note hereinafter collectively referred to as the "First Lien Documents"); and

     WHEREAS, Borrower has agreed to collaterally assign all of Borrower's rights, title and interests in and to the First Lien Documents to Administrative Agent, as security (i) for the Obligations of the Borrower under the Credit Agreement and payment of those certain loans and advances (collectively, the "Loan") made available to Borrower pursuant to the Credit Agreement, and (ii) for the performance of the covenants and obligations of Borrower under and pursuant to the terms and provisions of the Credit Agreement (the Credit Agreement and all other documents and instruments evidencing, governing, guaranteeing or pertaining to the Loan shall hereinafter be referred to collectively as the "Loan Documents").

     NOW, WHEREFORE, for an consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and for the mutual and dependent covenants herein contained, and intending to be legally bound, Borrower does hereby agree, represent, warrant and certify as follows:

     1. ASSIGNMENT AND SECURITY INTEREST. Borrower has TRANSFERRED, ASSIGNED, ENDORSED, PLEDGED, SOLD, GRANTED and CONVEYED and does by these presents TRANSFER, ASSIGN, ENDORSE, PLEDGE, SELL, GRANT and CONVEY, unto Administrative Agent a first priority security interest (the "Security Interest") in and to the First Lien Documents, together with all attendant liens, rights, title, assignments and interests (including security interests) pertaining to or arising from the First Lien Documents, including, but not limited to, the lien and security interest created in and evidenced by the First Lien Mortgage securing the payment of the First Lien Note, and the security interest created in and evidenced by the First Lien Collateral Agreement securing the payment of the First Lien Note, together with all other documents, instruments and certificates or other writings executed or delivered to Borrower in connection with or pertaining to the transactions and indebtedness governed, secured or covered by the First Lien Documents.

     2. FIRST LIEN DOCUMENTS. Borrower hereby represents and warrants to Administrative Agent that Borrower has not sold, transferred, pledged, endorsed, conveyed, granted or assigned any of its interests in the First Lien Note or other First Lien Documents, nor any of the liens, assignments, pledges or security interests which secure the First Lien Note. Except as otherwise provided hereinabove, the First Lien Mortgage, the First Lien Collateral Agreement and the other First Lien Documents have not been modified, amended, supplemented, released or terminated in any manner, and Borrower will not agree, acquiesce or consent to, any agreement with Owner to amend, modify, supplement, release, forgive, waive any provisions or conditions of, permit any prepayment under, or terminate any of the First Lien Documents in any manner, without the prior written consent of Administrative Agent, which consent may be withheld, conditioned or granted in the sole discretion of Administrative Agent.

     3. PRIORITY OF FIRST LIEN DOCUMENTS. Borrower hereby represents that Borrower has determined that the First Lien Documents create a valid first priority lien and security interest in and to the Premises, and a valid first priority security interest in and to the Personal Property, and as of the date hereof, there are no other liens, security interests or encumbrances affecting the Premises or the Personal Property, including without limitation, any liens, security interests or encumbrances which are subordinate, junior or inferior to the First Lien Documents, except as may be expressly provided for or permitted in the Loan Documents.

     4. STATUS OF FIRST LIEN DOCUMENTS. Borrower hereby represents that Borrower has determined that the First Lien Note, the First Lien Mortgage, the First Lien Collateral Agreement, and the other First Lien Documents are in full force and effect, and no uncured breaches or defaults or any defenses to the First Lien Documents presently exist thereunder, and there exists as of this date no event which has occurred or circumstances which currently exist which, but for the passage of time, without cure and/or with the giving of notice, would constitute a default or breach under the First Lien Documents.

     5. BORROWER'S REPRESENTATIONS. Borrower has determined that as of the date hereof there are no claims, damages, demands, actions, causes of action or defenses to the enforcement of the First Lien Documents which Owner has or may have against Borrower (or any subsequent holder of the First Lien Note), known or unknown, now existing or that may hereafter arise, directly or indirectly, of any kind or character, or liability (i) arising out of or in relation to the indebtedness evidenced by the First Lien Note and the other First Lien Documents or the Premises or the Personal Property under or pursuant to common or statutory law, rules or regulations including, but not limited to, state and/or federal law (including but not limited to all usury and environmental laws); (ii) for or because of any and all acts, matters or things done or omitted prior to the date hereof, which relate to any and all claims of any kind or character relating to the First Lien Loan, the First Lien Documents, the Premises and the Personal Property, or otherwise, growing out of or in any way connected with or resulting from conduct, representations, acts, actions, or omissions in connection with any breach of fiduciary duty, sole or concurrent negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate or partnership governance or prospective business advantage, breach of contract, deceptive trade practices, injury to any person or entity of whatever nature, and libel or slander (without admitting or implying that any such claim exists or has any validity); or (iii) arising out of or attributable to any and all conduct, representations, acts, matters, or things done, omitted, or supposed to be done by Borrower prior to the date hereof.

     6. CASUALTY/CONDEMNATION PROCEEDS. Borrower has determined that (i) no portion of the Premises has suffered any casualty damage which has not been fully repaired or restored prior to the date hereof, (ii) there are no outstanding insurance proceeds due to Owner as reimbursements for any repairs or restoration made to the Premises; and (iii) no portion of the Premises has been taken or condemned by any governmental authority, nor is Borrower aware of any fact which might lead to or allow any governmental authority to take or condemn any portion of the Premises in the future.

     7. PRINCIPAL. The outstanding principal balance of the First Lien Note on the date hereof is $______________. All accrued interest, if any, has been paid through the date hereof.

     8. ESCROW ACCOUNTS. Borrower hereby represents and warrants that no escrow accounts for tax and insurance escrow deposits are being held by Borrower pursuant to the First Lien Documents.

     9. DELIVERY OF DOCUMENTS. Concurrently herewith Borrower agrees to endorse the First Lien Note to Administrative Agent as follows: "Pay to the order of ______________________________ without recourse, representation or warranty except for such warranties and representations as specified in this Collateral Assignment. Borrower further agrees to deliver to Administrative Agent the original of each of the First Lien Documents concurrently with the execution hereof, together with such conveyance or other documents related thereto as Administrative Agent shall require.

     10.     SECURITY INTEREST. [Intentionally Omitted].

     11.     BORROWER'S WARRANTIES, COVENANTS AND FURTHER AGREEMENT.

             (a) TITLE. Except for the Security Interest, Borrower has full and complete title to the First Lien Documents free from any lien, pledge, assignment, security interest, encumbrance or claim, and Borrower will, during the term of this Assignment, at Borrower's cost, keep the First Lien Documents free from other liens, pledges, assignments, security interests, encumbrances or claims, and defend and indemnify Administrative Agent from any action, claim or demand which may affect the Security Interest or Borrower's title or interest in and to the First Lien Documents. This Assignment and any money, account, instrument or document which is, or shall be, included in the First Lien Documents is, and shall be, genuine and legally enforceable and free from any setoff, counterclaim or defense. No notice of bankruptcy or insolvency of Owner has been received by Borrower.

             (b) PERFECTION. No financing statement covering the First Lien Documents or any part or proceeds thereof is on file in any public office and, at Administrative Agent's request, Borrower will join in executing all financing statements and other instruments deemed necessary by Administrative Agent to perfect the Security Interest and will pay all costs thereof.

             (c) ASSIGNMENT. Notwithstanding any other provision hereof, Borrower will not sell, lease, assign, transfer, encumber, pledge, hypothecate or otherwise dispose of all or part of the First Lien Documents or any of its interests therein, except as herein provided or as provided or permitted in the Credit Agreement. Administrative Agent may assign or transfer all or part of its rights in, and obligations, if any, under the Loan, the First Lien Documents and this Assignment.

             (d) DELIVERY OF MONEY TO ADMINISTRATIVE AGENT. Except as otherwise provided herein and as otherwise provided in the Loan Documents, upon any Event of Default (as defined herein) or liquidation of the First Lien Documents, Borrower will, upon receipt of any cash remittance in payment of or for the First Lien Documents (exclusive of funds held pursuant to a custodial or trust arrangement), immediately deposit all of same properly endorsed in a special bank account maintained with Administrative Agent over which Administrative Agent alone has power of withdrawal. The funds in said bank account shall be held by Administrative Agent as security for the Loan. Administrative Agent may, upon the occurrence of an Event of Default, apply all or part of said collected funds against the Loan.

             (e) NOTICE OF CHANGES. Borrower will immediately notify Administrative Agent of any material adverse change of which Borrower has knowledge occurring in or to the First Lien Documents, in the location thereof, or in any fact or circumstance warranted or represented by Borrower to Administrative Agent, or if any default or event of default occurs under any of the First Lien Documents.

             (f) BOOKS AND RECORDS. Upon request of Administrative Agent, Borrower will furnish to Administrative Agent copies of all reports by Borrower, Owner or otherwise in connection with the First Lien Documents, the Premises or the Personal Property and all such other information and financial data which Borrower has in its possession or is entitled to receive under the First Lien Documents, as Administrative Agent may reasonably request with respect to the operation, maintenance, use and operation of the Premises, the Personal Property or the First Lien Documents.

     12. RIGHTS OF ADMINISTRATIVE AGENT. Borrower hereby appoints Administrative Agent as Borrower's attorney-in-fact, which appointment is coupled with an interest and is thereby irrevocably, from and after the occurrence of an Event of Default, to do any act which Borrower is obligated by this Assignment to do or entitled to do under the First Lien

Documents, to do, to exercise all rights of Borrower in or under the First Lien Documents and to do all things deemed necessary by Administrative Agent to perfect the Security Interest and preserve, collect, enforce and protect the First Lien Documents, all at Borrower's cost and without any obligation on Administrative Agent so to act, including, but not limited to, transferring title into the name of Administrative Agent or its nominee, or receipting for, settling, or otherwise realizing upon the First Lien Documents. Administrative Agent may, in its discretion, endorse as Borrower's agent, any instruments or documents constituting or evidencing the First Lien Documents; contact Owner directly to verify, receive or collect amounts due pursuant to the First Lien Documents; take control of the First Lien Documents; and use cash proceeds of the First Lien Documents, upon the occurrence of an Event of Default, to reduce any part of the Loan. Administrative Agent shall not be liable for any act or omission on the part of Administrative Agent, its officers, agents or employees, except for gross negligence or willful misconduct, nor shall Administrative Agent be responsible for depreciation in value of the First Lien Documents or for preservation of rights against third parties. The foregoing rights and powers of Administrative Agent may be exercised after the occurrence of an Event of Default and shall be in addition to, and not a limitation upon, any rights, remedies and powers of Administrative Agent given herein or by law, custom or otherwise.

     13. EVENTS OF DEFAULT. An "Event of Default" under this Assignment shall have the same meaning as defined in the Credit Agreement; provided, however, the parties acknowledge that the rights of the Borrower with respect to the First Lien Documents are subject to the terms and conditions thereof and that an Event of Default under this Assignment shall not be a default or event of default under the First Lien Documents, unless such Event of Default separately constitutes a default or event of default under the terms of the First Lien Documents.

     14. REMEDIES OF ADMINISTRATIVE AGENT UPON DEFAULT. When an Event of Default occurs, and at any time thereafter, Administrative Agent may exercise any and all of the rights and remedies provided by the Uniform Commercial Code ("Code"), as well as all other rights and remedies possessed by Administrative Agent under this Assignment or otherwise at law or in equity. For purposes of the notice requirements of the Code, Administrative Agent and Borrower agree that notice given at least twenty (20) calendar days prior to the related action hereunder is reasonable. Administrative Agent shall be entitled to immediate possession of all books and records relating to the First Lien Documents and shall have authority to enter upon any premises upon which said items may be situated, and remove same therefrom. Expenses of the Administrative Agent of holding, preparing for sale, selling, or the like, shall include, without limitation, Administrative Agent's reasonable attorneys' fees and expenses. Administrative Agent may use its discretion in applying the proceeds of any disposition of the First Lien Documents. All rights and remedies of Administrative Agent hereunder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other.

     15. BORROWER CERTIFICATE. Notwithstanding anything contained herein to the contrary, in the event Administrative Agent shall succeed to the rights and interests of Borrower in and to the First Lien Documents, pursuant to a public sale, private sale, judicial of closure or other proceeding brought by it or by, any other manner, Borrower hereby agrees to execute and deliver to Administrative Agent a certificate (the "Certificate"), which shall be substantially the form of EXHIBIT B attached hereto and incorporated herein by reference, evidencing such succession in interest by Administrative Agent to Borrower in and to the First Lien Documents. In the event Borrower shall fail execute the Certificate within ten (10) days after being requested to do so by Administrative Agent, Borrower hereby agrees that Administrative Agent, in addition to any other remedy available to Administrative Agent for Borrower's default, shall have the right, but not the obligation, to execute, pursuant to the power of attorney granted to Administrative Agent herein, the Certificate without the consent or joinder of the Borrower in order to evidence Administrative Agent's succession in interest by Administrative Agent to Borrower in and to the First Lien Documents (including the First Lien Documents).

     16. INSTITUTION OF FORECLOSURE PROCEEDINGS OR EXERCISE OF CODE REMEDIES. Borrower hereby agrees that Borrower will not, without the prior written consent of Administrative Agent, which consent shall be in the sole discretion of Administrative Agent, institute foreclosure proceedings on the Premises, or exercise its rights under the Code with respect to the Personal Property, following a default by Owner under the First Lien Documents. As a condition to Administrative Agent's consent to the institution of any such foreclosure proceedings or exercise of remedies by Borrower, Administrative Agent shall have the right, at Administrative Agent's sole option, to require Borrower, in connection with Administrative Agent's granting its consent to any such foreclosure proceeding or exercise of remedies, to grant, convey and assign to Administrative Agent a lien and security interest in and to the Premises and the Personal Property, of at least the same dignity and priority as the First Lien Mortgage and the First Lien Collateral Agreement, and Borrower agrees to execute, procure deliver any and all such documents and instruments and take any such actions as Administrative Agent may require, in its sole and absolute discretion, to evidence such lien and security interest.

     17.     GENERAL.

             (a) WAIVER BY ADMINISTRATIVE AGENT. No waiver by Administrative Agent of any right hereunder or of any default by Borrower shall be binding upon Administrative Agent unless in writing executed by Administrative Agent. Failure or delay by Administrative Agent to exercise any right hereunder or waiver of any default of Borrower shall not operate as a waiver of any other right, of further exercise of such right, or of any further default.

             (b) PARTIES BOUND. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, receivers, trustees and assigns where permitted by this Assignment. All representations and warranties and agreements of Borrower are joint and several if Borrower is more than one. This Assignment shall constitute a continuing agreement, applying to all future as well as existing transactions, such future transactions being contemplated by Borrower and Administrative Agent.

             (c) GOVERNING LAW. This Assignment shall be construed in accordance with the Code (the definitions of which apply herein) and other applicable laws of the State of [STATE IN WHICH PREMISES LOCATED], and any proceeding hereunder shall be in

______________ County, ______________________ [COUNTY IN WHICH PREMISES
LOCATED].

             (d) NOTICE. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (b) by delivering same by a commercial expedited delivery service to the intended addressee, or (c) by prepaid telegram, telex or telecopy. Notice so mailed shall be effective upon its deposit. Notice given in any other manner shall be effective upon delivery to the office of the intended addressee. For purposes of notice, the addresses, telexes and telecopier numbers of the parties shall be as set forth in the first paragraph of this Assignment; provided, however, that either party shall have the right to change its address, telex or telecopier number for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

             (e) MODIFICATION. This Assignment shall not be amended in any way except by a written agreement signed by the parties hereto.

             (f) SEVERABILITY. The unenforceability of any provision of this Assignment shall not affect the enforceability or validity of any other provision hereof.

             (g) CONSTRUCTION. If there is any conflict between the provisions hereof and the provisions of the Credit Agreement, the terms hereof shall control. The captions here are for convenience of reference only and not for definition or interpretation

             (h) WAIVER OF BORROWER. Borrower hereby waives presentment, demand, notice of dishonor, protest, and notice of protest, and all other notices with respect to collection, or acceleration of maturity, of the First Lien Documents and Loan, except as otherwise expressly provided herein or in the Loan Documents.

     18. TERMINATION. Upon the full and complete payment to Administrative Agent of all sums owing under, and the performance of all covenants contained in, the Credit Agreement and the other Loan Documents, Administrative Agent shall endorse, without recourse, warranty or representation, the First Lien Note to Borrower and shall execute and record all such documents as shall be necessary to terminate and release this Assignment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has executed this Assignment as of the day and year first above written.

                                 BORROWER:

                                 TEXAS ROADHOUSE HOLDINGS LLC
                                 By: WKT Restaurant Corp., its Manager

                                 By:
                                     --------------------------------------
                                 Name:
                                       ------------------------------------
                                 Title:
                                        -----------------------------------

STATE OF KENTUCKY         )
                          )           ACKNOWLEDGMENT
COUNTY OF JEFFERSON       )

     Enclosed and acknowledged before me on the ___ day of July, 2003 by ________________________ the duly authorized ________________ of WKT Restaurant
Corp., a Kentucky corporation, as Manager of Texas Roadhouse Holdings LLC, a Kentucky limited liability company, Borrower in the foregoing instrument, who, on behalf of said limited liability company, executed the foregoing Collateral Assignment, and acknowledged the signing thereof to be his/her voluntary act and deed and the voluntary act and deed of Borrower for the uses and purposes therein mentioned, and who represented to me to be said person.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal, on the day and year last aforesaid.

     WITNESS my hand and official stamp or seal this ___ day of July, 2003.

                                 __________________________________________
                                 Notary Public

                                 __________________________________________
                                 Print Name

My Commission Expires: __________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

STATE OF _______________________

COUNTY OF _____________________


                                   CERTIFICATE

     This CERTIFICATE ("Certificate") is executed as of _____________________, 200_ by Texas Roadhouse Holdings LLC ("Borrower"), in favor of Bank of America, N.A., a national banking association, in its capacity as administrative agent for the benefit of certain parties pursuant to the Credit Agreement (as hereinafter defined (in such capacity, "Administrative Agent").

                                   WITNESSETH:

     WHEREAS, Borrower, Administrative Agent, and certain other parties have entered into that certain Credit Agreement (as amended, modified, renewed, replaced, restated or extended from time to time, the "Credit Agreement") dated _______________, 2003 relating to that certain loan ("Loan") make available by certain lenders party to the Credit Agreement to Borrower in the amount of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) secured, INTER ALIA, by that certain Collateral Assignment of Note, Mortgage/Deed of Trust, Collateral Agreement and Fixture Filing (as amended, modified, renewed, replaced, restated or extended from time to time, the "Assignment"), dated of even date therewith, recorded in Book ______, Page ______ of the official records of ______________ County, ____________; and

     WHEREAS, Administrative Agent has required Borrower to execute this Certificate pursuant to, and in fulfillment of, Borrower's obligations under the Assignment.

     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower hereby agrees, represents, certifies and warrants, to and for the benefit of Administrative Agent, as follows:

     1. SUCCESSION IN INTEREST. Borrower hereby warrants and certifies that Administrative Agent has succeeded to the rights of Borrower under the First Lien Documents (as defined in the Assignment), pursuant to a public sale, private sale, judicial foreclosure or other proceeding brought by Administrative Agent, or by means of any other disposition by Administrative Agent, and that Administrative Agent now owns all right, title and interest in and to the First Lien Documents. As evidenced by execution hereof Borrower no longer owns or claims any right, title or interest in and to such First Lien Documents and hereby waives and relinquishes any and all claims thereto and all rights, titles and interests therein.

     2. EFFECT UPON RECORDING. The recording hereof in the Deed Records of ________ County, _________ shall constitute PRIMA FACIE evidence of Administrative Agent's succession to Borrower's rights, titles and interests in and to the First Lien Documents and shall constitute constructive notice to all parties of Administrative Agent's ownership of all rights, titles and interests in and to the First Lien. Documents and the termination of Borrower's rights, titles and interests therein.

     IN WITNESS WHEREOF, Borrower has executed this Certificate as of the day and year first above written.

                                 BORROWER:

                                 TEXAS ROADHOUSE HOLDINGS LLC
                                 By: WKT Restaurant Corp., its Manager

                                 By:
                                     --------------------------------------
                                 Name:
                                       ------------------------------------
                                 Title:
                                        -----------------------------------

STATE OF KENTUCKY         )
                          )           ACKNOWLEDGMENT
COUNTY OF JEFFERSON       )

     Enclosed and acknowledged before me on the ___ day of ____, 200_ by ________________________ the duly authorized ________________ of WKT Restaurant
Corp., a Kentucky corporation, as Manager of Texas Roadhouse Holdings LLC, a Kentucky limited liability company, Borrower in the foregoing instrument, who, on behalf of said limited liability company, executed the foregoing Collateral Assignment, and acknowledged the signing thereof to be his/her voluntary act and deed and the voluntary act and deed of Borrower for the uses and purposes therein mentioned, and who represented to me to be said person.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal, on the day and year last aforesaid.

     WITNESS my hand and official stamp or seal this ___ day of ______, 200_.

                                 _______________________________________________
                                 Notary Public

                                 _______________________________________________
                                 Print Name

My Commission Expires: __________

                                                                       EXHIBIT I

                      FORM OF NOTICE OF ACCOUNT DESIGNATION


                             Dated as of: _________


Bank of America, National Association
 as Administrative Agent
231 South LaSalle Street
Mail Code: IL1-231-08-30
Chicago, Illinois 60697
Attention: Laura Schmuck

Ladies and Gentlemen:

     This Notice of Account Designation is delivered to you pursuant to the Credit Agreement dated as of July 16, 2003 (as amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), by and among Texas Roadhouse Holdings LLC, a Kentucky limited liability company (the "BORROWER"), the lenders who are or may become party thereto, as Lenders (the "LENDERS"), and Bank of America, National Association, as Administrative Agent (the "ADMINISTRATIVE AGENT").

     1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                          ____________________________
                          ABA Routing Number: _________
                          Account Number: _____________

     2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

     3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the _____ day of __________, 200__.

                                      TEXAS ROADHOUSE HOLDINGS LLC
                                      By: WKT Restaurant Corp., its Manager

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------